UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Mobile Infrastructure Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mobile Infrastructure Corporation 30 W. 4th Street Cincinnati, Ohio 45202

Dear Mobile Stockholder:

You are cordially invited to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Mobile Infrastructure Corporation (“we,” “us,” “our,” or the “Company”) to be held on Thursday, June 18, 2026, at 9:00 a.m., Eastern Time.

External crosswinds obscured the Company’s structural progress in 2025. Our stock price declined roughly 37%, a decline that understandably frustrated shareholders. And yet, the private market value of the assets we sold in 2025 reflected cap rates near 2% – substantially below our cost of capital and meaningfully disconnected from the implied cap rate of our stock price. This disconnect is not coincidental. It reflects the widening gap between the operational reality of our business and the way it is currently valued in the public markets.

I formally assumed the CEO role in August 2025. The organizational changes we made in 2025 and early 2026 reflect deliberate choices from our executive team and Board of Directors to strengthen the Company over the long term. You should expect to see more strategic operational enhancements in 2026.

However, first let me start with the year behind us. Summarized “elegantly,” it was a tough one. But simply looking at consolidated revenue, which declined 5% to $35.1 million, tells an incomplete story. Management agreement property revenue, which is our core recurring revenue metric, grew 3% to $28.6 million. Contract volumes increased 10%, while residential contracts expanded by 60%. We completed a $100 million ABS refinancing with three new institutional investors entering our lender group. We paid down $10 million on our line of credit in Q4. We executed or placed under contract over $30 million of non-core assets during Phase 1 of our $100 million asset rotation strategy – all at valuations that, in our view, imply our asset portfolio is substantially misvalued by the public markets.

The year was not what our leadership team wanted to deliver to shareholders. But a thematically difficult year does create opportunity for enhancing all facets of the Company and evaluating – at the most micro level – what is working and what is not. Structure, accountability, and data were the key themes internally in 2025; structure to create execution speed, accountability to build trust, and data to provide insights. 2025 proved that this formula works even when the external environment is difficult.

Key Accomplishments in 2025

1. Progress of Our Management Contract Conversion

Last year we committed to converting the remaining leased assets to management contracts by the end of 2027. We have now converted substantially all our portfolio, nearly completing the transition that began in 2024. This was an operational prerequisite for everything that followed. Management contracts give us visibility into real-time utilization, parker behavior, competitive rate moves, and demand patterns. They enable us to execute pricing strategies, optimize space allocation, and respond to market shifts with speed. The platform is now structured to be data-driven by default.

2. Balance Sheet Transformation

We completed a $100 million ABS refinancing, our first securitization with this structure. We were able to achieve an investment grade rating from one of the large national rating agencies. The transaction brought three new institutional investors into our capital structure, validating our operating model and providing stability to our lending profile. The new facility improved terms and extended maturities, giving us runway and asset optionality.

Additionally, during the 4th quarter, we deployed $10 million of cash to pay down our line of credit. The line of credit with No Street Capital was strategically utilized to settle $15.7 million of preferred shares in cash, thus eliminating the possibility of substantial shareholder dilution. Considering our belief that a deep disconnect exists between the implied public market valuation of our asset portfolio and where comparable assets trade in the private markets, we continue to believe that buying back our stock is a prudent and value accreting source of capital allocation.

3. Execution of Phase 1 of Our $100 Million Asset Rotation

Concurrently with our 2024 year-end results announcement, we announced a three-year, $100 million asset rotation strategy. In 2025, we completed or placed under contract $30+ million in non-core asset sales. The buyers of these assets included both parking investors as well as strategic acquirers, who in aggregate, valued the disposed assets at a cap rate of approximately 2%. This matters. It supports our view that the gap between what private buyers will pay for our assets and what the public stock market values them at is not a reflection of operational risk but rather a reflection of how the market currently understands the value of our Company. Importantly, the asset rotation creates a tax-efficient path to upgrade our portfolio quality while generating proceeds to reduce debt and fund growth investments.

4. Contract Volume Growth and Residential Acceleration

Contract volumes increased 10% to approximately 6,700 (12% excluding the Detroit temporary disruption). More tellingly, residential contracts – the beneficiary of downtown office-to-apartment conversions – grew over 60% year-over-year. These are long-term, 24/7 contracts that convert low-utilization assets into high-utilization revenue centers on off-peak cycles. More than a handful of conversion projects are underway in our core markets, with rolling completions expected through 2027. This is not a speculative build thesis but an opportunity to capture additional revenue, at high contribution margins, while requiring minimal incremental capital outlays.

Understanding the Numbers

Our financial results for 2025 require some interpretation to make sense of what happened. Total revenue of $35.1 million represented a 5% decline from $37.0 million in 2024, but consolidated revenue included both management agreement properties and other revenue streams. Management agreement revenue grew 3% year-over-year. The headline decline primarily reflected the temporary revenue impact from properties where nearby demand drivers were undergoing capital improvements (Cincinnati Convention Center, Nashville 2nd Avenue, Denver 16th Street Mall). This revenue impact also drove year-over-year declines in NOI* and Adjusted EBITDA*, which were $20.7 million and $14.3 million, respectively, for the year. Parking is a block-by-block business, and temporary hyper-local disruptions can cause outsized performance variability. The important underlying trend is that our management agreement property base is becoming more stable and more profitable as we drive utilization.

Progress in Our Markets

Cleveland: Our Operating Thesis in Action

Cleveland is a case study of a downtown still in transition but full of opportunity from active management. In 2025, revenue from our IMG asset in Cleveland grew 63% year-over-year. The growth was driven by disciplined execution of our utilization-first strategy: filling parking stalls (volume first), then optimizing pricing (rate second). As utilization approached stabilized levels, we increased rates by approximately 5% without sacrificing volume. We converted parking customers across multiple buyer personas – monthly contracts, residential, event-goers, hotels, and retail – all in a market that is relatively stagnant.

Cleveland is a microcosm of the BEEP story. Unlike other real asset classes, parking is nuanced, complicated, and operationally intensive. Value can be created in difficult environments with the right data and strategy, so long as the KPIs are air-tight. Most importantly, the Cleveland case study shows parking is an industry that is still essential for healthy, active downtown cores, and as long as the cities in the United States are a gathering place for life and commerce, mobile infrastructure will be incredibly valuable.

Cincinnati, Nashville, and Denver: Reopenings as 2026 Catalysts

Three of our major markets faced temporary disruption in 2025: the Cincinnati Convention Center closed for renovation; the Nashville 2nd Avenue project saw a major downtown redevelopment effort; and the Denver 16th Street Mall project saw the revitalization of a premier downtown corridor. All three geographies reopened in early 2026. We expect the revenue headwind from these disruptions to reverse as 2026 progresses, providing a meaningful tailwind to consolidated results in the second half of the year.

What to Expect in 2026**

2026 Guidance

For 2026, we are guiding to:

●	Revenue of $35.0 - $38.0 million
●	NOI of $21.5 - $23.0 million
●	Adjusted EBITDA of $15.0 - $16.5 million

This guidance reflects recovery from temporary disruptions, residential contract conversion, and the benefits of our utilization-first strategy. It does not assume dramatic acceleration or deceleration from external factors. Instead, our guidance assumes sound execution and a steady continuation of the green shoots we have started to see across many of our assets.

Strategic Priorities for 2026:

●	Continue Phase 2 of asset rotation ($30+ million in additional non-core dispositions and reinvestment)
●	Scale the residential conversion playbook across our portfolio as new projects deliver additional residential parking demand
●	Capture return-to-office tailwind through proactive corporate sales and strategic rate increases
●	Expand data and predictive analytics capabilities to unlock next-generation revenue optimization
●	Maintain balance sheet discipline while opportunistically deploying capital toward higher-quality, higher-yielding properties

Looking Beyond 2026

Regardless of how artificial intelligence reshapes work or how automation transforms commerce, people will continue to gather in cities, attend events, transact business in central business districts, and live in urban centers. They will move through physical space. Access to that space – the ability to park near where you work, shop, live, or socialize – is a scarce and valuable resource. We own hard assets that we believe are difficult to replace in central business districts where access is essential. Simply put, parking is a core infrastructure asset and Mobile owns a portfolio of irreplaceable assets in urban cores. Further, we have significant runway to optimize our assets and have built a unique operating platform to capitalize on these opportunities.

Today, Mobile has operational momentum, structural clarity, and strategic conviction around outcomes that matter: utilization, quality, return on capital. We are confident in where we are going, even if that value creation has not yet been appropriately reflected in our stock price. The work of 2025 – unglamorous as it was – was essential to building the foundation for the upside that 2026 and beyond can demonstrate.

We are grateful for your continued confidence in BEEP. We look forward to keeping you updated as we execute against our 2026 plan and work to close the gap between the operational reality of our business and the way it is valued in the market.

Sincerely,

Stephanie Hogue
President, Chief Executive Officer, Treasurer, Corporate Secretary, and Director

*NOI and Adjusted EBITDA are non-GAAP financial measures. Refer to Exhibit B for an explanation of these non-GAAP financial measures and a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.

**The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

This letter to shareholders contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Accordingly, attention is directed to the section entitled Forward-Looking Statements in the proxy statement that follows.

Mobile Infrastructure Corporation 30 W. 4th Street Cincinnati, Ohio 45202

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 18, 2026 9:00 a.m., Eastern Time

Virtual Meeting:	Participate online at www.virtualshareholdermeeting.com/BEEP2026

Record Date:	Close of business on Friday, April 10, 2026

To our Stockholders:

Mobile Infrastructure Corporation, a Maryland corporation (“MIC,” the “Company,” “we”, “us” or “our”), will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 18, 2026, at 9:00 a.m., Eastern Time. To provide the opportunity for participation by a broader group of stockholders and provide a consistent and convenient experience to all stockholders regardless of location, the Annual Meeting will be held in a virtual-only meeting format. Stockholders will not be able to physically attend the Annual Meeting.

If you are a registered stockholder or beneficial owner of our common stock at the close of business on April 10, 2026, the record date of our Annual Meeting, you may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live audio webcast by visiting www. virtualshareholdermeeting.com/BEEP2026 and using the 16-digit control number included on the notice of Internet availability or proxy card.

At the Annual Meeting, holders of our outstanding shares of common stock will be asked to consider and vote upon the following proposals:

1.	To elect the six (6) director nominees to the board of directors of the Company, each to hold office until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To consider and vote upon the Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan; and

4.	To transact any other business properly brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

You may vote on these matters virtually or by proxy. Each outstanding share of our common stock is entitled to one vote. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes (see “How do I vote?” on page 3 in the accompanying proxy statement):

1.	Vote online or by telephone, by following the instructions included with the proxy card; or

2.	Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

This proxy statement and the form of proxy, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, were first sent or given to stockholders on or about April 23, 2026.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 18, 2026: this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at https://ir.mobileit.com/.

Cincinnati, Ohio

April 23, 2026

By Order of the Board of Directors,

Stephanie Hogue
President, Chief Executive Officer, Treasurer, Corporate Secretary, and Director

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Forward-Looking Statements

Certain statements included in this proxy statement on Schedule 14A (this “proxy statement”) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including words such as “believe,” “expect,” “anticipate,” “plan,” “project,” “estimate,” “intend,” “will,” “should,” “could,” “would,” “may,” “strategy,” “goal,” “target,” “potential,” “opportunity,” “outlook,” “guidance,” “scenario” and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, revenue and net operating income projections, assumptions about future priorities, shareholder value, our strategic initiatives and our goals. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct or that any plan, initiative, projection, goal, target, commitment or expectation can or will be achieved. Actual results and outcomes may differ materially from those expressed or implied in such statements. Investors should carefully consider the risk and uncertainties described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as may be updated from time to time in our quarterly reports on Form 10-Q or other subsequent filings with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law. Inclusion of information in this proxy statement is not an indication that the subject or information is material to our business or operating results. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

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Mobile Infrastructure Corporation 30 W. 4th Street Cincinnati, Ohio 45202

Proxy Statement

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 18, 2026

This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) of Mobile Infrastructure Corporation, a Maryland corporation (“MIC,” the “Company,” “we”, “us,” or “our”), which will be held on June 18, 2026, at 9:00 a.m., Eastern Time. The Annual Meeting will be held virtually via live audio webcast. You will be able to virtually attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www. virtualshareholdermeeting.com/BEEP2026 and entering the control number included in our notice of Internet availability of the proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials.

The mailing address of our principal executive offices is Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors (the “Board”) with respect to each of the matters set forth in the accompanying notice of meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to comply with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of:

(1)	the last day of our fiscal year in which we have total annual gross revenue of $1.235 billion;

(2)	December 31, 2026 (the last day of our fiscal year following the fifth anniversary of the date on which Fifth Wall Acquisition Corp, III (our predecessor) consummated its initial public offering);

(3)	the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or

(4)	the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

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Website Information

Websites throughout this proxy statement are provided for reference only. Websites referred to herein are not incorporated by reference into this proxy statement.

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General Information about the 2026 Annual Meeting

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 23, 2026, we will begin mailing the notice of Internet availability. Our proxy materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank, or other nominee), a voting instruction form, and the Annual Report on Form 10-K for our fiscal year ended December 31, 2025 (the “2025 Annual Report”), will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials.

We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the notice of Internet availability will be mailed to holders of record and beneficial owners of our common stock starting on or about April 23, 2026. The notice of Internet availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card, and our 2025 Annual Report, on the website referred to in the notice of Internet availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The notice of Internet availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting has been set as the close of business on April 10, 2026.

How many votes do I have?

Each share of common stock outstanding on the record date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the meeting. As of the record date for the Annual Meeting, there were 41,192,464 shares of common stock, issued, outstanding, and entitled to vote.

How do I vote?

If you are a stockholder of record as of the record date, there are several ways for you to vote, or authorize a proxy to vote, your shares.

Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with our Board’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or other nominee who is the recordholder.

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If your shares are registered directly in your name through our stock transfer agent, or if you have stock certificates registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 17, 2026.

●	By mail. As described in the notice of Internet availability, you may request printed proxy materials, in which case you may complete, sign, and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the Annual Meeting.

●	At the meeting. If you attend the Annual Meeting, you can vote using the 16-digit control number in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker, or other nominee who is the record holder), you must provide the bank, broker, or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the bank, broker, or other nominee to vote by Internet or telephone.

●	By mail. You will receive instructions from the bank, broker, or other nominee explaining how to vote your shares.

●	At the meeting. If you attend the Annual Meeting, you can vote using the 16-digit control number in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your proxy card, voting instruction form, or e-mail notification, as applicable.

How does the Board recommend that I vote on the proposals?

There are three proposals scheduled for a vote:

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal 1 — Election of Directors	FOR each nominee	17

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	18

Proposal 3 — Amended and Restated Incentive Award Plan	FOR	19

Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

At the date of this proxy statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

May I change or revoke my proxy?

Yes. You may change or revoke your previously submitted proxy at any time before the Annual Meeting or, if you attend the Annual Meeting virtually, at the Annual Meeting before the polls close.

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If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

●	By re-voting at a subsequent time by Internet or by telephone as instructed above;

●	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	By delivering a signed revocation letter to our Corporate Secretary at the Company’s address, Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202, before the Annual Meeting, which states that you have revoked your proxy; or

●	By attending the Annual Meeting and voting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked by voting at the Annual Meeting.

Your latest-dated proxy card, Internet, or telephone vote is the one that is counted.

If your shares are held in the name of a bank, broker, or other nominee, you may change your voting instructions by following the instructions of your bank, broker, or other nominee.

What if I receive more than one proxy card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

How is a quorum reached?

Our bylaws (the “Bylaws”) provide that the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting. Thus, votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, broker non-votes, and abstentions will be counted for purposes of determining whether a quorum exists.

As noted above, as of the record date for the Annual Meeting, there were 41,192,464 shares of common stock, issued, outstanding, and entitled to vote, which means that 20,596,233 shares of common stock must be present in person or represented by proxy at the Annual Meeting to establish a quorum.

Shares that are voted “FOR,” “AGAINST,” “ABSTAIN,” or, with respect to the election of directors, “WITHHOLD,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to approve each matter?

(Proposal 1, Election of Directors): With regard to the election of directors, you may vote “FOR” each director nominee or you may “WITHHOLD” from voting on any of the director nominees. Under our Bylaws, the affirmative vote of holders of a plurality of the votes cast on the matter at a meeting at which a quorum is present is required for the election of the directors. Plurality voting simply means that the number of candidates getting the highest number of votes cast “FOR” their election at the Annual Meeting will be elected. Proxies marked “WITHHOLD” and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

(Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm): With regard to the proposal relating to ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our Bylaws, the affirmative vote of a majority of the votes cast on the matter at a meeting at which a quorum is present is required for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

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(Proposal 3, Amended and Restated Incentive Award Plan): With regard to the proposal to approve the Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Amended and Restated Incentive Award Plan”), you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our Bylaws, the affirmative vote of a majority of the votes cast on the matter at a meeting at which a quorum is present is required to approve the Amended and Restated Incentive Award Plan. Abstentions will have no effect on the determination of this proposal. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

The table set forth below illustrates the voting options, vote required, and effect of abstentions and broker non-votes for each proposal, assuming a quorum is present at the Annual Meeting:

Voting Matter	Voting Options	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions

Proposal 1 — Election of Directors	“FOR” or “WITHOLD” with respect to each director nominee or all director nominees	Plurality of the votes cast	No	No Effect	No Effect

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or ABSTAIN”	Majority of the votes cast	Yes	N/A	No Effect

Proposal 3 — Amended and Restated Incentive Award Plan	“FOR,” “AGAINST,” or ABSTAIN”	Majority of the votes cast	No	No Effect	No Effect

How are abstentions and “broker non-votes” treated?

Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for the purpose of determining whether a quorum is present.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a broker, bank, or other nominee, your broker, bank, or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank, or other nominee, the broker, bank, or other nominee will still be able to vote your shares with respect to certain “discretionary” items on “routine” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” or “non-routine” items. Your shares may be voted on Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a “routine” proposal. Proposal 1 (Election of Directors) and Proposal 3 (Amended and Restated Incentive Award Plan) are considered “non-routine” proposals for which brokers may not vote absent voting instructions from the beneficial owner.

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What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers, and employees may solicit proxies in person or by e-mail or other electronic means, or by telephone. We will pay these directors, officers, and employees no additional compensation for these services. We will ask banks, brokers, and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses. The expense associated with the solicitation of proxies will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees, or fiduciaries for forwarding proxy materials and other documents to beneficial owners of stock held in their names.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately tabulate the votes with respect to all proposals.

How do I attend the Annual Meeting?

We will host the Annual Meeting live online via audio webcast. Any stockholder as of the record date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/BEEP2026. To join the Annual Meeting, you will need to enter your 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

What if I need technical assistance?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, Safari, and Edge) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www.virtualshareholdermeeting.com/BEEP2026.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

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Directors, Executive Officers, and Corporate Goverance

Board of Directors

Our business is managed under the direction of our Board, which is currently composed of six (6) members. Four (4) of our six (6) directors are independent within the meaning of the independent director requirements of The Nasdaq Stock Market LLC (“Nasdaq”). At each annual meeting of stockholders, each director of our Board will be elected for a one-year term.

Current composition of the Board

The following table sets forth the name, age, independence and position of each of our directors as of April 23, 2026:

Name	Age	Independent	Position
Executive Officers and Directors
Stephanie Hogue	47	No	President, Chief Executive Officer, Treasurer, Corporate Secretary, and Director
Manuel Chavez, III	49	No	Executive Chairman
Non-Employee Directors
David Garfinkle	58	Yes	Director
Danica Holley	53	Yes	Director
Damon Jones	50	Yes	Director
Jeffrey B. Osher	49	Yes	Director (Co-Chairman)

Board nominees and composition of the Board

Upon recommendation of our nominating and governance committee, we nominated Stephanie Hogue, Manuel Chavez, III, David Garfinkle, Danica Holley, Damon Jones and Jeffrey B. Osher, who, if elected, will hold office until the annual meeting of stockholders to be held in 2027 and until their successors are elected and qualified, subject to their earlier death, resignation, or removal. The following table sets forth the names, ages, and certain other information on the composition of our Board, assuming all the director nominees are elected.

Name and Position	Age	Independent	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee
Stephanie Hogue President, Chief Executive Officer, Treasurer, Corporate Secretary and Director	47	No

Manuel Chavez, III Executive Chairman	49	No

David Garfinkle Director	58	Yes	Chair*	✔	✔

Danica Holley Director	53	Yes	✔	✔	✔

Damon Jones(1) Director	50	Yes	✔		Chair

Jeffrey B. Osher Director (Co-Chairman)	49	Yes		Chair

* Audit Committee Financial Expert

(1) Damon Jones was appointed to the audit committee on April 14, 2026.

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Information about Director Nominees

Stephanie Hogue

Ms. Hogue has served as MIC’s Chief Executive Officer since August 1, 2025, President and a member of the Board since August 2021, Corporate Secretary since October 2021, Interim Chief Financial Officer from November 2021 to August 2022, Chief Financial Officer from August 2022 to May 2024 and Treasurer since August, 2023. Ms. Hogue has been a managing partner of Bombe Asset Management, LLC since 2020. From 2017 to 2020, Ms. Hogue was a managing director and New York branch manager at PricewaterhouseCoopers Corporate Finance LLC, a firm specializing in advising domestic and international clients on global divestures and acquisitions, and from 2010 to 2017, Ms. Hogue was a director at PricewaterhouseCoopers Corporate Finance LLC. Ms. Hogue currently serves on the board of governors of Public Media Connect, Inc., a non-profit organization that owns southwest Ohio’s largest Public Broadcasting Service member television stations, the board of Cincinnati Ballet Company, and the board of Cintrifuse, a non-profit organization supporting entrepreneurship and innovation in the Cincinnati region.

We believe Ms. Hogue is qualified to serve on our Board due to, among other things, her significant experience in finance, capital markets, and investing in infrastructure and real estate assets.

Manuel Chavez, III

Mr. Chavez has served as Executive Chairman of the Board since August 1, 2025 and Chief Executive Officer and Chairman of the Board from August 2021 to July 31, 2025. Mr. Chavez is and has been the Managing Partner and founder of Bombe Asset Management, LLC since 2017. Mr. Chavez served as chief executive officer and president of Parking Company of America, Inc., a provider of parking management services, and held various positions of increasing responsibility at PCA from 1999 to 2017. Mr. Chavez is currently the chairman of the board of directors of the Greater Cincinnati Port Authority, a community and economic development agency, a member of the board of trustees of the Cincinnati State Technical and Community College, a public technical and community college in Cincinnati, Ohio and is a member of the Cincinnati Regional Business Committee, an organization focused on effecting change in the greater Cincinnati community, leveraging the unique assets, leadership and collective resources of business executives to have a long-term positive impact for sustainable growth and regional prosperity.

We believe Mr. Chavez is qualified to serve on our Board due to, among other things, his significant real estate experience and expansive knowledge of the real estate industry, and his relationships with chief executives and other senior management at numerous real estate companies.

David Garfinkle

Mr. Garfinkle has served as a member of the Board since January 2023. Mr. Garfinkle has served as the Executive Vice President and Chief Financial Officer of CoreCivic, Inc., a public company and the nation’s largest owner of partnership correctional, detention and residential reentry facilities in the United States, since May 1, 2014. Mr. Garfinkle served as CoreCivic, Inc.’s Vice President of Finance and Controller from February 2001 to May 2014. From 1996 to 2001, Mr. Garfinkle served as Vice President and Controller for Bradley Real Estate, Inc., a publicly traded REIT. Prior to joining Bradley Real Estate, Inc., Mr. Garfinkle was a Senior Manager at KPMG Peat Marwick, LLP. Mr. Garfinkle is a Certified Public Accountant and holds a bachelor’s degree in business administration from St. Bonaventure University. Mr. Garfinkle also serves as a board member and as a member of the executive committee of Junior Achievement of Middle Tennessee, having previously served as the chair of that organization’s finance committee.

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We believe that Mr. Garfinkle is qualified to serve as a director of MIC based upon, among other things, his significant management and public company experience, including in the real estate industry and as a public company executive.

Danica Holley

Ms. Holley has served as a member of the Board since August 2021. Ms. Holley has served as the chief operating officer of Global Medical REIT Inc., which was re-branded to Chiron Real Estate Inc. in February 2026, an outpatient medical office REIT, since April 2015. Ms. Holley previously served on the board of directors of Theralink Technologies, Inc., an OTC-traded proteomics-based, precision medicine company with a CLIA-certified laboratory, targeting multiple areas of oncology and drug development, from May 2022 until it was acquired in June 2025. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business rollouts and start-ups. As executive director for Safe Blood International Foundation, a non-profit organization assisting developing nations to achieve a safe and adequate blood supply free of transfusion transmissible infection, since April 2008, she oversaw international health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley held management positions as director of strategy, corporate business development for WorldSpace, Inc., a provider of satellite radio broadcasting services and content, from 1997 to 2000, director of marketing for corporate and business at ISI Professional Services, a Service-Disabled Veteran-Owned Small Business offering consulting services, from 2000 to 2001 and director of administration at Tanzus Development, an international trade firm, from 1996 to 1997 and SK&I Architectural Design Group, LLC, a company providing design and services for residential and mixed-use projects, from 2003 to 2007.

We believe that Ms. Holley is qualified to serve as a director of MIC based upon, among other things, her significant business development and management experience, including as an executive officer at a publicly-traded REIT that has had a similar growth trajectory to MIC.

Damon Jones

Mr. Jones has served as a member of the Board since August 2021. Mr. Jones has served as the chief communications officer of The Procter & Gamble Company (P&G), a global provider of branded consumer products, since April 2020. He served as vice president, global communications & advocacy at P&G from July 2018 to April 2020, and prior to that, as director, global company communications from August 2015 to June 2018. Prior to that, Mr. Jones held various other positions with increasing responsibility at P&G since 1997. He also serves on the board of the Port of Greater Cincinnati and the boards of several non for profit organizations.

We believe that Mr. Jones is qualified to serve as a director of MIC based upon, among other things, his significant communications experience and his experience as a public company executive.

Jeffrey B. Osher

Mr. Osher has been a member of the Board since August 2021. Mr. Osher founded No Street Capital LLC, an investment management firm, in 2018. Mr. Osher serves as the Managing Member of No Street Capital LLC, which serves as the investment manager of Harvest Small Cap Partners, L.P. (“Harvest Small Cap”) and Harvest Small Cap Partners Master, Ltd. (“HSCP Master”). Prior to founding No Street Capital LLC, Mr. Osher served as a portfolio manager at Harvest Capital Strategies, LLC, an SEC-registered investment advisor, from 2005 to 2018, and as an analyst from 2002 to 2005. Prior to his tenure at Harvest Capital Strategies, LLC, Mr. Osher was an analyst at The Dowd Company, an investment management firm, where he focused on technology and emerging growth companies. Mr. Osher currently serves as the chairman of Bombers Baseball Academy, a non-profit organization in North Carolina. He has served on the board of directors of the Seal Family Foundation, a non-profit organization that raises funds and awareness for special programs in direct support of the Naval Special Warfare families on a local, national and global scale, since 2016. He has also served on the board of directors of Green Dot Corporation, a NYSE-listed financial technology and registered bank holding company, since 2020 and was an advisor to the board of directors of Green Dot Corporation from 2017 to 2020.

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We believe that Mr. Osher is qualified to serve as a director of MIC based upon, among other things, his significant experience in financial services and investment and his experience as an executive and a public company director.

Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of April 23, 2026.

Name	Age	Position
Stephanie Hogue	47	President, Chief Executive Officer, Treasurer, Corporate Secretary and Director

Paul Gohr	44	Chief Financial Officer

Manuel Chavez, III	49	Executive Chairman

Information about Executive Officers

For information about Stephanie Hogue, our President and Chief Executive Officer, and Manuel Chavez, III, our Executive Chairman, see the section in this proxy statement entitled “Information about Director Nominees.”

Paul Gohr

Mr. Gohr has served as MIC’s Chief Financial Officer since May 2024. From 2014 to 2023, Mr. Gohr served as Chief Accounting Officer and Vice President of Corporate Finance of CECO Environmental Corp. (NASDAQ: CECO), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment across the globe. In this role, Mr. Gohr led several corporate functions including finance, accounting, treasury, and tax. From 2004 to 2014, Mr. Gohr served in various roles of increasing responsibility within Grant Thornton LLP, a global public accounting firm, most recently as a Senior Manager of Audit Services. While at Grant Thornton LLP, Mr. Gohr served a broad base of both public and private companies, many of which were growth oriented and acquisitive in nature. Mr. Gohr earned a Bachelor’s degree in Business, Accountancy and a Masters of Accountancy degree from Miami University.

Family Relationships

There are no family relationships among any of the executive officers and directors of MIC.

Corporate Governance

Board Composition

When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

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The Board currently consists of six (6) members. During the period from January 1, 2025 to December 31, 2025, the Board held eleven (11) meetings (including regularly scheduled and special meetings).

Our charter (the “Charter”) provides that each of the members of the Board will be elected by MIC’s common stockholders on an annual basis. MIC believes that it is advisable and in the best interest for each member of the Board to be elected by MIC’s common stockholders on an annual basis because it has the effect of increasing director accountability, gives stockholders the opportunity to express their views on the performance of each director annually, and has become the norm for many public companies, including competitors of MIC. In addition, the Charter provides that a vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director of MIC may be filled only by a vote of a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurs. Given the annual election of directors and the ability of stockholders to nominate directors under the advance notice provisions of the Bylaws, MIC believes providing the Board with the exclusive power to fill vacancies on the board is advisable and will enhance the long-term business and investment strategy of MIC.

Director Independence

Under the Nasdaq listing standards, at least a majority of MIC’s directors are required to qualify as “independent” as affirmatively determined by the Board. After review of all relevant transactions or relationships between each director, or any of his or her family members, and MIC, MIC’s senior management and MIC’s independent registered public accounting firm, the Board has determined that Jeffrey B. Osher, Danica Holley, Damon Jones, and David Garfinkle, who comprise a majority of the Board, meet the current independence and qualifications requirements of the Nasdaq listing standards.

Role of the Board in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to MIC and its business and accomplishes this oversight through regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing MIC’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls, controls designed to assess, identify, and manage material risks from cybersecurity threats, and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of MIC’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the compensation committee and the nominating and governance committee review and report to the Board with regard to areas of risk management that such board committees oversee.

Board Leadership Structure

The Board leadership structure is currently comprised of an Executive Chairman of the Board, separate from the Company’s Chief Executive Officer, an independent Co-Chairman of the Board, and independent Chairs for each of our three standing committees of the Board.

From time to time, the nominating and governance committee and the Board review MIC’s leadership structure, including the positions of Chief Executive Officer, Executive Chairman and independent Co-Chairman of the Board, to ensure the interests of MIC and its stockholders are best served. The nominating and governance committee and the Board believe that the most effective leadership structure for MIC is for the roles of Chief Executive Officer and Chairman of the Board to be separated, with Ms. Hogue to serve as Chief Executive Officer and Mr. Chavez to serve as Executive Chairman and Mr. Osher to serve as independent Co-Chairman of the Board. Mr. Chavez’s role as Executive Chairman and Mr. Osher’s role as independent Co-Chairman serve as a bridge between the Board and management and provides unified leadership for developing and implementing our strategic initiatives and business plans. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Executive Chairman’s and the independent Co-Chairman’s attention to Board and committee matters allows the Chief Executive Officer to focus on the day-to-day management of the business and on executing our strategic priorities.

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Committees of the Board

The Board directs the management of its business and affairs, as provided by Maryland law, and conducts its business through meetings of the Board and standing committees. MIC has a standing audit committee, compensation committee and nominating and governance committee, each of which operate under a written charter. In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues.

Current copies of MIC’s committee charters are available on its website, www.mobileit.com. The information on or available through MIC’s website is not deemed incorporated in this proxy statement and does not form part of this proxy statement.

Audit Committee

MIC’s audit committee consists of Damon Jones, Danica Holley and David Garfinkle (Chair). The Board has determined that David Garfinkle qualifies as the audit committee “financial expert,” as the term is defined in Item 401(h) of Regulation S-K. Each member of MIC’s audit committee is financially literate, knowledgeable, and qualified to review financial statements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. The Board also has determined that each of them is “independent” as defined under the applicable Nasdaq listing standards and the independence criteria set forth in Rule 10A-3 of the Exchange Act.

The principal purposes of MIC’s audit committee is to assist the Board in fulfilling its responsibilities for oversight of: (1) MIC’s accounting and financial reporting processes; (2) the audits of MIC’s financial statements and internal control over financial reporting; (3) MIC’s compliance with legal and regulatory requirements; and (4) the controls designed to assess, identify, and manage material risks from cybersecurity threats. Under its charter, MIC’s audit committee is directly responsible for the appointment, compensation, retention, and oversight, and the evaluation of the qualifications, performance, and independence, of MIC’s independent auditor and the resolution of disagreements between management and MIC’s independent auditor regarding financial reporting. MIC’s independent auditor reports directly to MIC’s audit committee.

Compensation Committee

MIC’s compensation committee consists of Jeffrey B. Osher (Chair), Danica Holley and David Garfinkle. The Board has determined that each of them is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board also has determined that each of them is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee and the independence criteria set forth in Rule 10C-1 under the Exchange Act.

The principal purposes of MIC’s compensation committee is to discharge directly, or assist the Board in discharging, its responsibilities related to: (1) the evaluation of the performance and compensation of MIC’s President and Chief Executive Officer and Chief Financial Officer, and any other executive officer that MIC may have; (2) the compensation of the members of the Board; and (3) the approval, evaluation, and administration of any of MIC’s equity compensation plans.

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Independent Compensation Consultant

Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain, obtain advice and assistance from internal or external legal counsel, accounting or other advisors and consultants (referred to collectively as “advisors”) it deems necessary or appropriate in carrying out its duties. The compensation committee has sole authority to (i) determine appropriate compensation for any such advisor retained by the compensation committee, which reasonable compensation shall be funded by the Company and (ii) retain and terminate any compensation consultant to assist in the evaluation of director, principal executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, which reasonable compensation shall be funded by the Company. In 2025, our compensation committee engaged the services of Farient Advisors LLC (“Farient”), a compensation consulting firm, to advise the compensation committee regarding, among other things, the amount and types of compensation that we provide to our executives and directors, our compensation philosophy and how our compensation practices compare to the compensation practices of other similar and peer companies. Farient does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Farient does not have any conflicts of interest in advising the compensation committee under applicable listing standards of the Nasdaq or SEC rules and regulations. The compensation committee has assessed the independence of Farient pursuant to the applicable listing standards of the Nasdaq and SEC rules and regulations and concluded that no conflict of interest exists that would prevent Farient from independently representing the compensation committee.

Nominating and Governance Committee

MIC’s nominating and governance committee consists of Damon Jones (Chair), Danica Holley and David Garfinkle. The Board has determined that each of them is “independent” as defined under the applicable listing standards of the Nasdaq and SEC rules and regulations.

The principal purposes of MIC’s nominating and governance committee is: (1) to identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and to recommend candidates to the entire Board for nomination or selection as directors for each annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) or when vacancies occur; (2) to develop and recommend to the Board a set of corporate governance guidelines, a code of business conduct and ethics and related policies applicable to MIC; (3) to monitor the Company’s compliance with corporate governance requirements of state and federal law and the rules and regulations of Nasdaq; and (4) to review the Board’s leadership structure, including positions of Chief Executive Officer, Executive Chairman and Independent Co-Chair of the Board. Under its charter, MIC’s nominating and governance committee also is responsible for overseeing the annual evaluation of the Board and its committees.

MIC’s Corporate Governance Guidelines and the charters of MIC’s audit, compensation, and nominating and governance committees, as well as MIC’s Code of Business Conduct and Ethics, insider trading policy and policy for complaints regarding accounting, internal accounting controls or auditing matters are posted on MIC’s website at www.mobileit.com and also may be obtained free of charge by writing to Mobile Infrastructure Corporation, 30 W. 4th Street Cincinnati, Ohio 45202.

Compensation Committee Interlocks and Insider Participation

None of MIC’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers who serve as a member of the Board or compensation committee.

Stock Ownership Guidelines

Our Board believes that our directors and executive officers should be stockholders and have a financial stake in MIC. Each non-employee director is required to own shares of common stock or common stock equivalents worth at least 4x the annual non-employee director compensation. Our Chief Executive Officer is required to own shares of our common stock or common stock equivalents worth at least 6x his or her base salary. Each of our other Named Executive Officers is required to own shares of our common stock or common stock equivalents worth at least 1.5x his or her base salary. All such individuals who are elected or appointed will have five years from the time they are elected or appointed to meet the minimum ownership requirements. For purposes of this stock ownership policy, “common stock equivalents” includes any membership interests of Mobile Infra Operating Company, LLC (the “Operating Company”) designated as “Common Units,” “LTIP Units” or “Performance Units” pursuant to the Limited Liability Company Agreement (the “Operating Agreement”) of the Operating Company (whether vested or unvested) held by such individuals. All of our current directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

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Corporate Governance Guidelines, Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and applicable standards. In addition, the Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of MIC’s Corporate Governance Guidelines and its Code of Ethics are posted on MIC’s website at www.mobileit.com. MIC intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Ethics on its website rather than by filing a Current Report on Form 8-K.

Insider Trading Policies and Procedures

The Company maintains an insider trading policy, which provides guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business. The Board has adopted the insider trading policy and procedures designed to promote compliance with insider trading laws, rules and regulations.

Employee, Officer and Director Hedging

MIC’s insider trading policy prohibits MIC’s officers, directors, and employees from hedging against potential changes in the value of our common stock such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds (also known as swap funds) or other derivative instruments related to MIC’s equity securities.

Board, committees, and stockholders meetings

During the period from January 1, 2025 to fiscal year ended December 31, 2025:

●	our Board held eleven (11) meetings (including regularly scheduled and special meetings);

●	our audit committee held five (5) meetings;

●	our compensation committee held eight (8) meetings; and

●	our nominating and governance committee held three (3) meetings.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served during the fiscal year ended December 31, 2025.

Although we do not have a formal policy regarding the attendance of our annual meetings of stockholders by the members of our Board, we encourage them to do so. At the MIC 2025 annual meeting held on June 18, 2025, five (5) members of the Board were present.

Director nominations process

The nominating and governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, our nominating and governance committee considers the criteria set forth in the nominating and governance committee charter and our Corporate Governance Guidelines. Specifically, the nominating and governance committee and the Board consider director candidates based on a number of attributes, including:

●	Established leadership reputation in his/her field;

●	Reputation for good business judgment;

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●	Active in business or academia;

●	Knowledge of business on a national/global basis;

●	Meets high ethical standards;

●	Commitment to regular Board/committee meeting attendance;

●	Familiarity with the real estate business and parking facilities and related infrastructure; and

●	Whether the candidate would contribute to the Board’s diversity of experience, profession, expertise, skill and background.

The nominating and governance committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As listed above, diversity characteristics of the Board as a whole and of a particular candidate are one of several factors considered by the nominating and governance committee when evaluating director candidates. However, a candidate will neither be included nor excluded from consideration solely based on his or her diversity traits.

In determining whether to recommend a director for re-election, the nominating and governance committee may also consider the director’s past attendance at Board meetings and participation in and contributions to the activities of the Board. In connection with its annual recommendation of a slate of nominees, the nominating and governance committee also may assess the contributions of those directors recommended for re-election and other perceived needs of the Board.

In identifying prospective director candidates, the nominating and governance committee may consider recommendations from other members of the Board, management, stockholders, and other sources, including third-party recommendations. The nominating and governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The nominating and governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above.

Communications with the Board of Directors

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors, or any specific individual director may do so by directing such correspondence to the attention of the Corporate Secretary, Mobile Infrastructure Corporation, W. 4th Street Cincinnati, Ohio 45202. Following its clearance through normal security procedures, the Corporate Secretary will forward such communication to the pertinent director or directors, as appropriate. In that regard, the Board has requested that certain items unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded.

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Proposal 1 — Election of Directors

Our Board is currently composed of six (6) members. The six (6) persons named below, each of whom currently serves on our Board, have been recommended by our nominating and governance committee and nominated by our Board to serve on the Board until our 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Each of the nominees has consented to being named in this proxy statement. In addition, the Board has determined that all of our directors, other than Stephanie Hogue, our President and Chief Executive Officer, and Manuel Chavez, III, our Executive Chairman, are independent under applicable SEC and Nasdaq rules.

Nominees

Our Board has nominated Stephanie Hogue, Manuel Chavez, III, David Garfinkle, Danica Holley, Damon Jones and Jeffrey Osher (collectively, the “Director Nominees”). For more information concerning the Director Nominees, see the section of this proxy statement entitled “Information about Director Nominees.”

The Board has no reason to believe that any of the Director Nominees will be unable, or will decline, to serve as a member of the Board if elected. However, in the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board, or the Board, on the recommendation of the nominating and governance committee, may reduce the size of the Board and number of nominees.

Vote required

The election of each of the Director Nominees requires a plurality of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Board recommendation

The Board unanimously recommends a vote FOR the election of each of the Director Nominees.

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Proposal 2 — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The audit committee and the Board seek to have the stockholders ratify the audit committee’s appointment of Grant Thornton.

Although we are not required to seek stockholder approval of this appointment, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the appointment of Grant Thornton is not ratified by the stockholders, the audit committee will consider the vote of our stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of Grant Thornton.

Representatives of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Fees paid to the independent registered public accounting firm

The following table sets forth the approximate aggregate fees billed to the Company by Grant Thornton during the fiscal years ended December 31, 2025 and December 31, 2024:

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	December 31, 2025	December 31, 2024
Audit fees(1)	$400,000	$—
Audit-related fees(2)	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
Total Fees	$400,000	$—

(1)	Audit Fees. Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Audit Committee policy on pre-approval of audit and permissible non-audit services of independent registered public accounting firm

Our audit committee pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.

All audit, audit-related, tax, and other services were pre-approved by the audit committee, which concluded that the provision of such services by Grant Thornton was compatible with the firm’s independence in the conduct of its auditing functions. The audit committee has taken into consideration whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence. None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote required

Ratification of the appointment of Grant Thornton requires the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on the proposal. No broker non-votes are expected in connection with the proposal.

Board recommendation

The Board unanimously recommends a vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

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Proposal 3 — AMENDED AND RESTATED INCENTIVE AWARD PLAN

On April 10, 2026, our Board upon the recommendation of the compensation committee of the Board approved the amendment and restatement of the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Prior Plan” and, as amended and restated, the “Amended and Restated Incentive Award Plan”), subject to approval by our stockholders. As more fully described below, if approved, the Amended and Restated Incentive Award Plan will increase the number of shares of common stock available for issuance by 3,000,000 (the “Share Reserve Increase”). The Amended and Restated Incentive Award Plan also makes certain other changes, as discussed in more detail below. The Amended and Restated Incentive Award Plan will not become effective if our stockholders do not approve it.

Reasons for the Amended and Restated Incentive Award Plan

The Board and the compensation committee have determined that it is in the best interests of the Company and its stockholders to approve the Amended and Restated Incentive Award Plan. In its determination to approve the Amended and Restated Incentive Award Plan, the Board reviewed an analysis prepared by Farient, which included an analysis of, among other things, burn rate, dilution, and the costs of the Prior Plan, including the estimated stockholder value transfer cost. Specifically, the Board considered that:

●	The Company’s success is due to its talented workforce and its future success depends on the Company’s continued ability to attract and retain talented people. The ability to grant equity awards is a critical tool in the Company’s efforts to achieve these objectives.

●	As of March 31, 2026, 214,358 shares of our common stock remain available for issuance under the Prior Plan.

●	If the Amended and Restated Incentive Award Plan is not approved by the stockholders, awards will continue to be made under the Prior Plan as currently in effect to the extent shares are available. Based on estimated usage, the compensation committee anticipates depleting the shares currently available for issuance under the Prior Plan by fiscal year 2027.

●	In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire, and retain the talent required to successfully execute our plans, the Company will need to increase the number of shares available for issuance under the Prior Plan.

If the Amended and Restated Incentive Award Plan is approved by stockholders at the Annual Meeting, 3,000,000 shares of common stock plus the number of shares that remain available for issuance under the Prior Plan (which as of March 31, 2026, is 214,358 shares of common stock) will be reserved and available for future issuance under the Amended and Restated Incentive Award Plan. In light of the factors described above, the Board believes this number represents a reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors, and consultants to increase the value of the Company for all stockholders. If the Amended and Restated Incentive Award Plan is approved, the Share Reserve Increase is expected to provide the compensation committee with sufficient shares for our equity compensation program through fiscal year 2029.

In addition to the Share Reserve Increase described above, the Amended and Restated Incentive Award Plan (i) extends the term of the ten (10) year anniversary of Board approval of the Amended and Restated Incentive Award Plan and (ii) updates the Prior Plan for best practices and changes since 2023. The Amended and Restated Incentive Award Plan includes a number of features intended to protect the interests of our stockholders and further reinforce and promote alignment of interests between our employees and non-management directors with the interests of our stockholders, including:

●	Minimum vesting requirements. Awards are subject to a minimum vesting period of at least one year from the date of grant, with certain limited, market exceptions.

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●	Limit on non-management director awards. The Amended and Restated Incentive Award Plan provides that the aggregate value a non-management director may receive in any fiscal year, including both equity- and cash-based compensation, is $750,000.

●	No dividends or dividend equivalents paid on unvested awards. Dividends and dividend equivalents are not payable until the underlying award vests.

●	Comprehensive clawback policy. All awards granted under the Amended and Restated Incentive Award Plan (including time-based awards) are subject to the Company’s supplemental clawback policy.

Material Terms of the Amended and Restated Incentive Award Plan

The following is a summary of the material terms of the Amended and Restated Incentive Award Plan and is qualified in its entirety by reference to the full text of the Amended and Restated Incentive Award Plan attached hereto as Exhibit A.

Eligibility and Administration

Employees, consultants and directors of the Company, the Operating Company and the respective subsidiaries of MIC and the Operating Company are eligible to receive awards under the Amended and Restated Incentive Award Plan. The Amended and Restated Incentive Award Plan will be administered by the compensation committee of the Board, which may delegate its duties and responsibilities to another committee or subcommittee of the Board, subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The Board administers the Amended and Restated Incentive Award Plan with respect to awards to non-employee directors. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended and Restated Incentive Award Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended and Restated Incentive Award Plan, including any vesting and vesting acceleration conditions.

Non-Management Director Compensation Limits.

Non-management directors are eligible to receive any type of award offered under the Amended and Restated Incentive Award Plan. Under the Amended and Restated Incentive Award Plan, the aggregate value of compensation granted to a non-management director in any fiscal year, including both equity- and cash-based awards, may not exceed $750,000.

Minimum Vesting.

Equity-based incentive awards under the Amended and Restated Incentive Award Plan generally may not vest earlier than the one-year anniversary of the date of grant, subject to limited exceptions. Such exceptions include (1) awards granted to non-management directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of the stockholders occurring at least 50 weeks after the prior year’s annual meeting, (2) awards assumed, converted, or substituted in connection with an acquisition, (3) shares delivered in lieu of fully-vested cash incentive awards, (4) awards accelerated upon death or disability, and (5) equity-based incentive awards granted by the plan administrator covering up to five percent (5%) of shares authorized for issuance under the Amended and Restated Incentive Award Plan.

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Shares (or Profits Interest Units) Available for Awards

The aggregate number of shares of common stock (or Profits Interest Units (as described below)) that may be available for issuance under awards granted pursuant to the Amended and Restated Incentive Award Plan is 3,000,000 shares of common stock plus the number of shares that remain available for issuance under the Prior Plan (which as of March 31, 2026, is 214,358 shares of common stock) of which 487,500 shares of common stock (or Profits Interest Units) may only be issued under the Amended and Restated Incentive Award Plan subject to the following vesting conditions:

●	243,750 of these shares of common stock (or Profits Interest Units) shall vest (if at all) at such time as (x) the aggregate volume-weighted average price per share of common stock for any five consecutive trading day period after August 25, 2023 (the “Closing Date”) equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), or (y) MIC (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of MIC’s (or its successor’s) stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided that in the event that these shares of common stock (or Profits Interest Units) have not vested prior to December 31, 2026, then such shares (or Profits Interest Units) shall immediately be delivered to MIC for cancellation and for no consideration; and

●	243,750 of these shares of common stock (or Profits Interest Units) shall vest (if at all) at such time as (x) the aggregate volume-weighted average price per share of common stock for any five consecutive trading day period after the Closing Date equals or exceeds $16.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), or (y) MIC (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of MIC’s (or its successor’s) stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided that in the event that these shares of common stock (or Profits Interest Units) have not vested prior to December 31, 2028, then such shares (or Profits Interest Units) shall be delivered to MIC immediately for cancellation and for no consideration.

If an award under the Amended and Restated Incentive Award Plan described in the first paragraph of this section is forfeited, cancelled, expires or otherwise terminated for any reason (without having been exercised or payment having been made in respect to the entire award), then any shares of common stock (or Profits Interest Units) subject to such award may, to the extent of such forfeiture, cancellation, expiration or termination, be used again for new grants under the Amended and Restated Incentive Award Plan, and to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, the shares of common stock may be issued as incentive stock options. However, the following shares may not be added to the shares of common stock (or Profits Interest Units) authorized for grant under the Amended and Restated Incentive Award Plan: (a) shares tendered or held back upon exercise of an option or settlement of an option, share appreciation right (“SAR”), or other award to cover the exercise price or tax withholding, (b) shares subject to a SAR that are not issued in connection with the share settlement of the SAR upon its exercise, and (c) shares repurchased by MIC using option exercise proceeds.

Awards granted under the Amended and Restated Incentive Award Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares of common stock (or Profits Interest Units) authorized for grant under the Amended and Restated Incentive Award Plan. There is no maximum number of shares of common stock (or Profits Interest Units) that may be subject to one or more awards granted to any one participant pursuant to the Amended and Restated Incentive Award Plan in any calendar year.

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Types of Awards

The Amended and Restated Incentive Award Plan provides for the grant of stock options, including incentive stock options (“ISOs”), and nonqualified stock options (“NSOs”), restricted shares, dividend equivalent awards, share payment awards, restricted stock units, performance awards, performance share awards, other incentive awards, profits interest units (including Performance Units and LTIP Units) and SARs. Certain awards under the Amended and Restated Incentive Award Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards will generally be settled in shares of common stock, but the plan administrator may provide for settlement of any award in cash, shares of common stock, Profits Interest Units, or a combination thereof. A brief description of each award type follows.

●	Stock Options. Stock options provide for the purchase of shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

●	Share Appreciation Rights. SARs entitle their holder, upon exercise, to receive from MIC an amount equal to the appreciation of the shares of common stock subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

●	Restricted Shares, Restricted Stock Units and Performance Shares. Restricted shares are an award of nontransferable shares of common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Restricted stock units are contractual promises to deliver the shares of MIC common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares of common stock underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral, subject to Section 409A of the Code requirements. Performance shares are contractual rights to receive shares in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, restricted stock units and performance shares may be based on continuing service with MIC or MIC’s affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

●	Share Payments and Other Incentive Awards. Share payments are awards of fully vested shares of common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from the shares of common stock or value metrics related to the shares, and may remain forfeitable unless and until specified conditions are met.

●	Profits Interest Units (including LTIP Units and Performance Units). Profits Interest Units are units of the Operating Company intended to constitute “profits interests” within the meaning of the relevant Internal Revenue Service guidance, which may ultimately be convertible into shares of common stock. Profit Interests Units may include LTIP Units and Performance Units, and are subject to the terms of the Operating Agreement.

●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of common stock and may be granted alone or in tandem with awards other than stock options or SARs. Any such dividends or dividend equivalents will be subject to the same vesting provisions as the underlying award and will not be paid or distributed until the award becomes vested, in accordance with the Amended and Restated Incentive Award Plan and applicable law.

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●	Performance Share Awards. Performance awards include any of the awards that are granted subject to vesting based on the attainment of specified performance goals as determined by the plan administrator, and may include cash awards.

●	Substitute Awards. Substitute awards are awards granted in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or share, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction. Substitute awards shall not reduce the shares authorized for issuance under the Amended and Restated Incentive Award Plan.

Certain Transactions

The plan administrator has broad discretion to equitably adjust the provisions of the Amended and Restated Incentive Award Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with MIC’s stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended and Restated Incentive Award Plan and outstanding awards. In the event of a change in control (as defined in the Amended and Restated Incentive Award Plan), the surviving entity may assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for all or some outstanding awards, then, in the discretion of the Board, all such awards may vest in full and be deemed exercised (as applicable) upon the closing of the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Repricing; Amendment and Termination of Amended and Restated Incentive Award Plan; Duration of Awards under the Amended and Restated Incentive Award Plan

The Board may amend or terminate the Amended and Restated Incentive Award Plan at any time; however, except in connection with certain changes in MIC’s capital structure, stockholder approval will be required for any amendment that increases the number of shares of common stock (or Profits Interest Units) available under the Amended and Restated Incentive Award Plan or the limit on awards to be issued to non-employee directors, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the Amended and Restated Incentive Award Plan after April 10, 2036, the tenth anniversary of the date on which the Board approved the Amended and Restated Incentive Award Plan.

Foreign Participants, Transferability, and Forfeiture

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended and Restated Incentive Award Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended and Restated Incentive Award Plan, the plan administrator may, in its discretion, accept cash or check, shares of common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

The plan administrator may provide under the terms of an award or require the participant to agree by separate written or electronic instrument that if the participant at any time, or during a specified time period, (a) engages in any activity in competition with, MIC, the Operating Company or any of MIC’s subsidiaries, (b) engages in any action which is inimical, contrary or harmful to the interests of, MIC, the Operating Company or any of MIC’s subsidiaries, or (c) incurs a termination of service for “cause” (as such term is defined in the sole discretion of the plan administrator), then any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of the award, or upon the receipt or resale of any shares of common stock underlying the award, must be repaid to MIC, and the award shall terminate and any unexercised portion of the award (whether or not vested) shall be forfeited.

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Prior Plan Benefits

Future awards under the Amended and Restated Incentive Award Plan will be granted in amounts and to individuals as determined by the MIC compensation committee in its sole discretion. The following table sets forth information with respect to restricted stock units and LTIPs (both vested and unvested), issued under the Prior Plan since its inception date through March 31, 2026.

Name and Position	Number of restricted stock units Granted	Number of LTIPs Granted
Named Executive Officers
Stephanie Hogue, President and Chief Executive Officer	757,066	—
Manuel Chavez, Executive Chairman	—	1,816,079
Paul Gohr, Chief Financial Officer	497,099	—
All Named Executive Officers, as a group	1,254,165	1,816,079
All non-executive officer employees as a group	190,415	—
Non-employee Directors
David Garfinkle	43,996	—
Danica Holley	39,387	—
Damon Jones	45,013	—
Jeffrey B. Osher	50,061	—
Former non-employee Directors	35,497	—
All non-employee Directors as a group	213,954	—
Total	1,658,534	1,816,079

Material U.S. Federal Income Tax Considerations

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Amended and Restated Incentive Award Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●	Non-Qualified Stock Options. If a participant is granted an NSO under the Amended and Restated Incentive Award Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. MIC or the Operating Company (as applicable) and their respective subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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●	Incentive Stock Options. A participant will generally not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of MIC Common Stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and neither MIC, the Operating Company nor their respective subsidiaries will be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as a stock option that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. Neither MIC, the Operating Company nor their respective subsidiaries generally are entitled to a U.S. federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

●	Other Awards. The current U.S. federal income tax consequences of other awards authorized under the Amended and Restated Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate income recognition as of the date of grant through an election under Section 83(b) of the Code, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); restricted stock units, dividend equivalents and other stock- or cash-based awards are generally subject to tax at the time of payment. MIC, the Operating Company or their respective subsidiaries (as applicable) generally should be entitled to a U.S. federal income tax deduction at the time and for the same amount as the particiapnt recognizes ordinary income.

Limitation on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction MIC may take for otherwise deductible compensation payable to certain of MIC’s executive officers to the extent the compensation paid to such an officer for the year exceeds $1,000,000.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. We do not provide tax gross-ups on income attributable to change in control and other executive arrangements.

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Restricted Common Stock and Profits Interest Units (including LTIP Units and Performance Units); Section 83(b)

With respect to awards under the Amended and Restated Incentive Award Plan that are settled in shares of MIC Common Stock that are restricted as to transferability or subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the IRS within 30 days after the date of issuance of such shares pursuant to the award (a “Section 83(b) election”)—an individual will recognize ordinary income at the earlier of the time at which (a) the shares become transferable or (b) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the issuance date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such award, if any.

LTIP Units are structured as “profits interests” for U.S. federal income tax purposes. The grant or vesting of LTIP Units does not produce an income tax deduction for us based on current U.S. federal income tax law. Depending on the terms of the applicable award agreement, a participant that holds LTIP Units generally will be required to take into account his or her distributive share of all items of income, gain, loss and deduction of the Operating Company regardless of whether the LTIP Units are restricted as to transferability or subject to a substantial risk of forfeiture. As profits interests, LTIP Units initially will not have full parity, on a per unit basis, with Common Units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with Common Units and therefore accrete to an economic value for the participant equivalent to Common Units. If such parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, into Common Units, which in turn are redeemable by the holder for shares of MIC Common Stock or for the cash value of such shares, at MIC’s election. However, there are circumstances under which LTIP Units will not achieve parity with Common Units, and until such parity is reached, the value that a participant could realize for a given number of LTIP Units will be less than the value of an equal number of shares of MIC Common Stock and may be zero. Once the LTIP Units have been converted into Common Units and are exchanged for shares of MIC’s Common Stock or cash, it is expected that the participant will have income at the time of the exchange a substantial portion of which is expected to be taxed at capital gains rates and MIC may be entitled to a basis adjustment with respect to its interest in the Operating Company which may produce additional depreciation or other tax benefits.

Section 409A of the Code

Certain types of awards under the Amended and Restated Incentive Award Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended and Restated Incentive Award Plan and awards granted under the Amended and Restated Incentive Award Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and Treasury Regulations and other interpretive guidance that may be issued under Section 409A of the Code.

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Prior Plan

The following table provides information concerning outstanding equity awards under the Prior Plan as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	3,036,970	$—	648,030
Equity compensation plans not approved by security holders:(2)	2,775,010	$—	—
Total		$—	648,030

(1)	The weighted average exercise price does not take into account common stock issuable upon the vesting of LTIPs, Performance Units and restricted stock units, which have no exercise price.

(2)	2,775,010 shares of common stock issuable in the event of the Company’s election to issue shares of common stock in lieu of cash payments upon redemption by the holders of Common Units issuable upon the conversion of outstanding LTIPs and Performance Units (the “Outstanding Awards”) granted prior to the consummation of the Merger. In connection with the Merger, the Company became a party to the Operating Agreement and may elect to issue shares of common stock in lieu of cash payment upon redemption by the holders of the Outstanding Awards.

Securities Registration

We intend to file a registration statement on Form S-8 with the SEC to cover the shares issuable under the Amended and Restated Incentive Award Plan.

Vote required

Approval of the Amended and Restated Incentive Award Plan requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Board recommendation

The Board unanimously recommends a vote FOR the approval of the Amended and Restated Incentive Award Plan.

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Change In Accountants

On June 5, 2025, the audit committee of the Board dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

Deloitte’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 5, 2025, there were no (i) disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instruction thereto, between the Company and Deloitte on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with their reports or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the material weaknesses in the Company’s internal control over financial reporting as of and for the year ended December 31, 2023, stemming from control deficiencies relating to: (i) the lack of appropriate segregation of duties within the accounting and finance groups and (ii) the ineffective design, implementation, and operation of controls relevant to the financial reporting process, specifically related to the documentation of the review of controls.

Deloitte was provided with a copy of the disclosures made by the Company in response to Item 4.01 (the “Item 4.01 Disclosure”) in the Company’s Form 8-K filed with the SEC on June 11, 2025 (the “Auditor Change Form 8-K”), and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to the Item 4.01 Disclosure and, if not, stating the respects in which it does not agree. A letter from Deloitte is filed as Exhibit 16.1 to the Auditor Change Form 8-K.

On June 5, 2025, the Audit Committee approved the engagement of Grant Thornton effective immediately as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2025.

During the Company’s two most recent fiscal years and the subsequent interim period through June 5, 2025, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding (A) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (B) any matter that was either (i) the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act), or (ii) a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

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Audit Committee Report

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

In the performance of its oversight function, the audit committee of our Board has:

a.	reviewed and discussed with management the Company’s annual audited financial statements for the fiscal year ended December 31, 2025;

b.	discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

c.	received from Grant Thornton the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton’s communication with the audit committee concerning independence; and

d.	discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

While the audit committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the audit committee does not have the duty to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles. The Company’s management and independent auditor have this responsibility.

This report is respectfully submitted by the members of the audit committee of the Board of Directors:

Damon Jones*

Danica Holley

David Garfinkle (Chair)

*Damon Jones was appointed to the audit committee effective April 14, 2026.

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Executive and Director Compensation

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and award talented and qualified executives who share our philosophy and desire to work towards achieving our goals.

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation.

For the year ended December 31, 2025, our named executive officers (“NEOs”) were:

●	Stephanie Hogue, President, Chief Executive Officer, Treasurer, Corporate Secretary and Director;

●	Manuel Chavez, III, Executive Chairman; and

●	Paul Gohr, Chief Financial Officer.

Summary Compensation Table

The following “Summary Compensation Table” and footnotes summarize the total compensation of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary($)		Bonus($)	Stock Awards ($)(1)		Non-equity incentive plan compensation ($)				All Other Compensation ($)		Total ($)

Stephanie Hogue(2)	2025	519,230		—	766,622	(20)	85,000				28,330	(3)	1,399,182
President, Chief Executive Officer, Treasurer and Corporate Secretary	2024	450,000		—	1,200,000	(4)(20)	131,170				31,367	(5)	1,812,537
Manuel Chavez, III(6)	2025	—		—	3,243,082	(7)(8)(9)	—				17,734	(10)	3,260,816
Executive Chairman	2024	—		—	2,889,094	(9)(11)(12)	77,278	(13)			15,554	(14)	2,981,926
Paul Gohr	2025	307,500		—	399,997	(20)	60,000				35,121	(15)	802,618
Chief Financial Officer	2024	178,846	(16)	—	460,726	(17)(20)			54,953	(18)	21,100	(19)	715,625

(1)	The amounts in this column reflect the grant date fair value for all fiscal years presented in accordance with FASB ASC Topic, Compensation—Stock Compensation. See Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the assumptions made by us in determining grant-date fair value of our equity awards.
(2)	During fiscal year 2024, Ms. Hogue served as our Chief Financial Officer from January 1, 2024 until May 15, 2024. Ms. Hogue resigned as our Chief Financial Officer on May 15, 2024. Ms. Hogue was appointed as our Chief Executive Officer, effective August 1, 2025.
(3)	Amount represents (i) the Company’s contribution to Ms. Hogue’s 401(k) plan in the amount of $17,908 and (ii) medical, vision and dental premiums paid by the Company in the amount of $10,422.
(4)	Amount includes grant of 156,250 restricted stock units to Ms. Hogue for services performed during fiscal year 2023 on January 10, 2024 (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2024—Awards Granted After Fiscal Year 2023 Year End”).
(5)	Amount represents (i) the Company’s contribution to Ms. Hogue’s 401(k) plan in the amount of $21,911 and (ii) medical, vision and dental premiums paid by the Company in the amount of $9,456.
(6)	During fiscal year 2025, Mr. Chavez served as our Chief Executive Officer from January 1, 2025 until July 31, 2025. On August 1, 2025, Mr. Chavez transitioned from Chief Executive Officer to Executive Chairman of the Board.
(7)	Amount includes grant of 155,562 LTIP Units (as defined herein) to Mr. Chavez in lieu of his $600,000 base salary for fiscal year 2025 (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2025—Base Salary”).
(8)	In connection with Mr. Chavez’s transition to Executive Chairman, Mr. Chavez was granted 550,000 Performance Units that are subject to certain performance and service-based conditions (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2025—Executive Chair Performance Unit Award”).
(9)	Amount includes awards (“TSR Awards”) that are performance-based, linked to the Company’s Total Shareholder Return (“TSR”) relative to the Russel 2000 index over a cumulative three-year measurement period. The measurement period for the TSR Awards granted in fiscal year 2024 commenced on January 10, 2024 and will end on January 8, 2027. The measurement period for the TSR Awards granted in fiscal year 2025 commenced on March 10, 2025 and will end on March 9, 2028. The payout for the performance-based portion of the long-term incentive compensation bonus will be determined based on the Company’s TSR performance relative to the Russell 2000 index, with vesting subject to three levels of performance. The amounts in the table above assumes 100% of the performance condition will be achieved. If the maximum performance level of 200% is achieved, Mr. Chavez will be issued additional LTIPs in the aggregate principal amount of $500,000 and $1,000,000 for fiscal years 2024 and 2025, respectively.
(10)	Amount represents medical, vision and dental premiums paid by the Company.
(11)	Amount includes grant of 164,474 LTIP Units to Mr. Chavez in lieu of his $600,000 base salary for fiscal year 2024 (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2024—Base Salary”).
(12)	Amount includes grants of an aggregate of 320,624 LTIP Units to Mr. Chavez for service performed during fiscal year 2023 on January 10, 2024 (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2024—Awards Granted After Fiscal Year 2023 Year End”).
(13)	Mr. Chavez requested that his aggregate short-term incentive compensation be allocated to Ms. Hogue and Mr. Gohr, pro rata in recognition of their contributions to the Company (see “Narrative Disclosure to Summary Compensation Table—Fiscal Year 2024—Short-Term Incentive Compensation Bonus”).
(14)	Amount represents medical, vision and dental premiums paid by the Company.
(15)	Amount represents (i) the Company’s contribution to Mr. Gohr’s 401(k) plan in the amount of $16,788, (ii) medical, vision and dental premiums paid by the Company in the amount of $17,733 and (iii) cell phone payment reimbursements in the amount of $600.
(16)	Mr. Gohr received an annualized base salary of $300,000 for fiscal year 2024, pro-rated for the period from May 16, 2024, the effective date of his employment, through fiscal year end.
(17)	On May 16, 2024, Mr. Gohr was granted 200,000 restricted stock units that are subject to certain market and service-based conditions. The performance-based award is earned solely on our share price as of the specified dates, which is a market condition and not a performance condition. The grant date fair value per unit was calculated using a Monte Carlo simulation. The assumptions used in calculating the valuations for the awards are set forth in Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(18)	Mr. Gohr’s short-term incentive cash bonus for fiscal year 2024 was pro-rated, capturing the period from May 16, 2024, the effective date of his employment, through fiscal year end.
(19)	Amount represents (i) the Company’s contribution to Mr. Gohr’s 401(k) plan in the amount of $11,769, (ii) medical, vision and dental premiums paid by the Company in the amount of $8,981 and (iii) cell phone payment reimbursements in the amount of $350.
(20)	Amount includes TSR Awards that are performance-based, linked to the Company’s TSR relative to the Russel 2000 index over a cumulative three-year measurement period. The measurement period for the TSR Awards granted in fiscal year 2024 commenced on January 10, 2024 and will end on January 8, 2027. The measurement period for the TSR Awards granted in fiscal year 2025 commenced on March 10, 2025 and will end on March 9, 2028. The payout for the performance-based portion of the long-term incentive compensation bonus will be determined based on the Company’s TSR performance relative to the Russell 2000 index, with vesting subject to three levels of performance. The amounts in the table above assume 100% of the performance condition will be achieved. If the maximum performance level of 200% is achieved, Ms. Hogue and Mr. Gohr will be issued additional RSUs in the aggregate principal amount of $300,000 and $200,000 for fiscal years 2024 and 2025, respectively.

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Narrative Disclosure to Summary Compensation Table

Each of our NEOs compensation is comprised of three components, designed to align their interests with the long-term performance and success of the Company. These components include (i) base salary, (ii) annual short-term incentive compensation in the form of a cash bonus and (iii) annual long-term incentive compensation in the form of equity.

Fiscal Year 2024

Awards Granted After Fiscal Year 2023 Year End

In January 2024, Mr. Chavez was granted an aggregate of 485,098 LTIP Units, consisting of (i) 164,474 LTIP Units in lieu of his $600,000 base salary for fiscal year 2023 (as detailed above), (ii) 46,501 LTIP Units for his fiscal year 2023 short-term incentive compensation bonus and (iii) 274,123 LTIP Units for his 2023 long-term incentive compensation bonus (each as detailed below). The LTIP Unit grants were made after 2023 fiscal year end, and accordingly, the LTIP Unit grants (other than the 164,474 LTIP Units granted in lieu of base salary for fiscal year 2023 to Mr. Chavez) are reflected in the Summary Compensation Table for fiscal year 2024.

In accordance with the CEO Employment Agreement (as defined herein), Mr. Chavez was eligible to receive a target annual short-term incentive compensation bonus of no more than 33.33% of his base salary, as determined by the compensation committee for services provided to us during 2023. Mr. Chavez requested to receive his 2023 short-term incentive compensation bonus in equity and the compensation committee determined such equity would be in the form of LTIP Units. On January 10, 2024, Mr. Chavez was granted 46,501 fully vested LTIP Units as his short-term incentive compensation bonus.

In accordance with the CEO Employment Agreement, Mr. Chavez was also eligible to receive a target long-term incentive compensation bonus of no more than $1,000,000 for services provided to us during 2023. The compensation committee determined such equity would be in the form of LTIP Units. On January 10, 2024, Mr. Chavez was granted 274,123 LTIP Units as his long-term incentive compensation bonus, which will vest in equal installments on each of the next three anniversaries of January 10, 2024.

In addition, on January 12, 2024, Mr. Chavez was granted 64,114 LTIP Units as payment of accrued but unpaid base salary for the fiscal year ended December 31, 2021.

Also in January 2024, in accordance with the President Employment Agreement (as defined herein), Ms. Hogue was eligible to receive a target long-term incentive compensation bonus of no more than $600,000 for services provided during 2023. The compensation committee determined such equity would be in the form of restricted stock units. On January 10, 2024, Ms. Hogue was granted 156,250 restricted stock units her long-term incentive compensation bonus, which will vest in equal installments on each of the next three anniversaries of January 10, 2024. The restricted stock unit grant was made after 2023 fiscal year end, and accordingly, the restricted stock unit grant is reflected in the Summary Compensation Table for fiscal year 2024.

Base Salary

In accordance with the CEO Employment Agreement, Mr. Chavez’s annual base salary for fiscal year 2024 was $600,000. Mr. Chavez elected to receive his annual base salary in equity and the compensation committee determined such equity would be in the form of LTIP Units. On January 10, 2024, Mr. Chavez was granted 164,474 LTIP Units, representing his base salary for fiscal year 2024. The 164,474 LTIP Units vested in four equal installments on each of April 10, 2024, July 10, 2024, October 10, 2024, and January 10, 2025.

In accordance with the President Employment Agreement, Ms. Hogue’s annual base salary for fiscal year 2024 was $450,000. Ms. Hogue received her annual base salary in cash.

In accordance with his offer letter, Mr. Gohr’s annualized base salary for fiscal year 2024 was $300,000, pro-rated for the period from May 16, 2024, the effective date of his employment, through fiscal year end. Mr. Gohr received his annual base salary in cash.

See “—Employment Agreements” for further discussion of the terms of the Executive Employment Agreements.

Short-Term Incentive Compensation Bonus

For fiscal year 2024, the compensation committee approved a short-term incentive compensation structure for our named executive officers designed to align their interests with our financial and operational performance. In accordance with each NEOs respective employment agreement or offer letter, as applicable, the compensation committee determined that each NEO was eligible to receive target short-term incentive compensation targeted at 33.33% of their respective base salary for fiscal year 2024.

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The compensation committee determined that the short-term incentive cash bonus would be based on three performance components: (i) 50% based on the achievement of Net Operating Income (“NOI”) metrics; (ii) 25% based on the achievement of Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization, plus a one-time addback of interest income from notes receivable (“Adjusted EBITDA Plus”) metrics (see “Exhibit B – Non-GAAP Reconciliation” for a reconciliation of NOI, Adjusted EBITDA (as defined in Exhibit B) and Adjusted EBITDA Plus to Net Loss, respectively); and (iii) 25% based on the compensation committee’s discretion. Further, the compensation committee determined that with respect to the NOI and Adjusted EBITDA Plus components, the short-term incentive compensation awarded to each NEO would be based on the level of achievement relative to pre-established financial targets. With respect to the discretionary component, the compensation committee assigned a value of 1 through 5 (3 – Threshold; 4 – Target; and 5 – Maximum) based on the achievement of individual goals assigned to each NEO. Each component was subject to three levels of performance:

●	Threshold: 16.67% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $23.2 million and $16.2 million in NOI and Adjusted EBITDA Plus, respectively, and the compensation committee awarded a discretionary value of 1;

●	Target: 33.33% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $23.9 million and $17.1 million in NOI and Adjusted EBITDA Plus, respectively, and the compensation committee awarded a discretionary value of 3; and

●	Maximum: 50% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $25.9 million and $19.1 million in NOI and Adjusted EBITDA Plus, respectively, and the compensation committee awarded a discretionary value of 5.

Performance between the Threshold, Target and Maximum levels would result in payouts determined through linear interpolation.

For services provided during fiscal year 2024, the compensation committee determined that Mr. Chavez earned a short-term incentive compensation bonus in the amount of $77,278, comprised of (i) $0 for achievement of NOI, (ii) $27,278 for achievement of Adjusted EBITDA Plus and (iii) $50,000 in the compensation committee’s discretion. Mr. Chavez requested that his aggregate short-term incentive compensation be allocated to Ms. Hogue and Mr. Gohr, pro rata in recognition of their contributions to the Company, and the compensation committee determined $54,462 and $22,816 of such short-term incentive compensation would be allocated to Ms. Hogue and Mr. Gohr, respectively, in cash (the “Allocated Bonus”). As a result, Mr. Chavez received $0 in annual short-term incentive compensation.

For services provided during fiscal year 2024, the compensation committee determined that Ms. Hogue earned a short-term incentive compensation bonus in the amount of $131,170, comprised of (i) $0 for achievement of NOI, (ii) $20,400 for achievement of Adjusted EBITDA Plus, (iii) $56,308 in the compensation committee’s discretion and (iv) $54,462 in Allocated Bonus. Ms. Hogue was paid $131,170 in cash on March 19, 2025.

For services provided during fiscal year 2024, the compensation committee determined that Mr. Gohr earned a short-term incentive compensation bonus in the amount of $54,953, comprised of (i) $0 for achievement of NOI, (ii) $8,547 for achievement of Adjusted EBITDA Plus, (iii) $23,590 in the compensation committee’s discretion and (iv) $22,816 in Allocated Bonus. Mr. Gohr was paid $54,953 in cash on March 19, 2025. Mr. Gohr’s target short-term incentive compensation represented the pro rata portion of his 2024 annualized base salary, capturing the period from May 16, 2024, the effective date of his employment, through fiscal year end.

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Long-term Incentive Compensation Bonus

The compensation committee determined that for each NEO, (i) 50% of the long-term incentive compensation bonus will be tied to service-based vesting, which will occur in equal installments on the next three anniversaries of the grant date and (ii) 50% of the long-term incentive compensation bonus will be performance-based, linked to the Company’s TSR relative to the Russel 2000 index over a cumulative three-year measurement period, which commenced on January 10, 2024 and will end on January 8, 2027. The payout for the performance-based portion of the long-term incentive compensation bonus will be determined based on the Company’s TSR performance relative to the Russell 2000 index, with vesting subject to three levels of performance:

●	Threshold: 50% of the NEOs long-term incentive compensation will vest if TSR relative to the Russell 2000 is in the 35th percentile;

●	Target: 100% of the NEOs long-term incentive compensation will vest if TSR relative to the Russell 2000 is in the 55th percentile; and

●	Maximum: 200% of the NEOs long-term incentive compensation will vest if TSR relative to the Russell 2000 is in the 75th percentile (collectively, the “Performance Thresholds”).

Performance between the Threshold, Target and Maximum levels would result in payouts determined through linear interpolation.

In accordance with the CEO Employment Agreement, Mr. Chavez was also eligible to receive a target annual long-term incentive compensation bonus of no more than $1,000,000 for services provided to us during fiscal year 2024. The compensation committee determined such equity would be in the form of LTIP Units. On January 10, 2024, Mr. Chavez was granted 137,061 LTIP Units, representing fifty percent (50%) of his long-term incentive compensation bonus, which will vest in equal installments on each of January 10, 2025, January 10, 2026 and January 10, 2027. The remaining fifty percent (50%) of Mr. Chavez’s long-term incentive compensation bonus will be granted based on achievement of the Performance Thresholds as discussed above.

In accordance with the President Employment Agreement, Ms. Hogue was also eligible to receive a target annual long-term incentive bonus of no more than $600,000 for services provided to us during fiscal year 2024. The compensation committee determined such equity would be in the form of restricted stock units. On January 10, 2024, Ms. Hogue was granted 78,125 restricted stock units as her long-term incentive compensation bonus, representing fifty percent (50%) of her long-term incentive compensation bonus, which will vest in equal installments on each of January 10, 2025, January 10, 2026 and January 10, 2027. The remaining fifty percent (50%) of Ms. Hogue’s long-term incentive compensation bonus will be granted based on achievement of the Performance Thresholds as discussed above.

In accordance with his offer letter, Mr. Gohr received a grant of restricted share units with a grant date fair market value of $400,000, of which (A) fifty percent (50%) of the restricted stock units will vest in equal installments on each of the next three anniversaries of May 16, 2024 and (B) fifty percent (50%) of the restricted stock units will vest upon achievement of the Performance Thresholds.

In addition, in accordance with his offer letter, Mr. Gohr received a one-time grant of 200,000 restricted stock units, of which (A) fifty percent (50%) of the restricted stock units will vest if the volume-weighted average price (“VWAP”) per share of the Company’s common stock for any five-day period equals or exceeds $13.00 per share on or prior to December 31, 2026 and (B) fifty percent (50%) of the restricted stock units will vest if the VWAP per share for any five-day period equals or exceeds $16.00 per share on or prior to December 31, 2028 (collectively, the “VWAP Criteria”).

Fiscal Year 2025

Base Salary

In accordance with the CEO Employment Agreement, Mr. Chavez’s annual base salary for fiscal year 2025 was $600,000. Mr. Chavez elected to receive his annual base salary in equity and the compensation committee determined such equity would be in the form of LTIP Units. On January 8, 2025, Mr. Chavez was granted 155,562 LTIP Units, representing his base salary for fiscal year 2025. The 155,562 LTIP Units vested in four equal installments on each of April 8, 2025, July 8, 2025, October 8, 2025, and January 8, 2026.

In accordance with the President Employment Agreement, Ms. Hogue’s annual base salary for fiscal year 2025 was $450,000, pro-rated for the period from January 31, 2025 to July 31, 2025. Effective August 1, 2025, Ms. Hogue was appointed as Chief Executive Officer. In accordance with Ms. Hogue’s A&R Employment Agreement (as defined herein), Ms. Hogue’s annual base salary was increased to $600,000, pro-rated for the period from August 1, 2025 to December 31, 2025. Ms. Hogue’s base salary for fiscal year 2025, after giving effect to the pro-rated amounts applicable to each rate, was $519,230. Ms. Hogue received her annual base salary in cash.

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Mr. Gohr’s annual base salary for fiscal year 2025 was $307,500. Mr. Gohr received his annual base salary in cash.

See “—Employment Agreements” for further discussion of the terms of the Executive Employment Agreements.

Short-Term Incentive Compensation Bonus

For fiscal year 2025, the compensation committee approved a short-term incentive compensation structure for our NEOs designed to align their interests with our financial and operational performance. In accordance with each NEOs respective Employment Agreement or offer letter, as applicable, the compensation committee determined that each NEO was eligible to receive target short-term incentive compensation targeted at 33.33% of their respective base salary for fiscal year 2025.

The compensation committee determined that the short-term incentive cash bonus would be based on three performance components: (i) 30% based on the achievement of NOI metrics; (ii) 30% based on the achievement of Adjusted EBITDA metrics (see “Exhibit B – Non-GAAP Reconciliation” for a reconciliation of NOI, Adjusted EBITDA (as defined in Exhibit B) and Adjusted EBITDA to Net Loss, respectively); and (iii) 40% based on the compensation committee’s discretion. Further, the compensation committee determined that with respect to the NOI and Adjusted EBITDA components, the short-term incentive compensation awarded to each NEO would be based on the level of achievement relative to pre-established financial targets. With respect to the discretionary component, the compensation committee assigned a value of 1 through 5 (3 – Threshold; 4 – Target; and 5 – Maximum) based on the achievement of individual goals assigned to each NEO. Each component was subject to three levels of performance:

●	Threshold: 16.67% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $22.9 million and $16.4 million in NOI and Adjusted EBITDA, respectively, and the compensation committee awarded a discretionary value of 1;

●	Target: 33.33% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $24.1 million and $17.3 million in NOI and Adjusted EBITDA, respectively, and the compensation committee awarded a discretionary value of 3; and

●	Maximum: 50% of the NEOs base salary would be earned as short-term incentive compensation if the Company achieved at least $25.3 million and $18.5 million in NOI and Adjusted EBITDA, respectively, and the compensation committee awarded a discretionary value of 5.

Performance between the Threshold, Target and Maximum levels would result in payouts determined through linear interpolation.

For fiscal year 2025, the compensation committee determined that the NEOs did not achieve Threshold level for NOI or Adjusted EBITDA. In recognition of their contributions to the Company, the compensation committee determined that Ms. Hogue and Mr. Gohr earned a cash discretionary bonus in the amount of $85,000 and $60,000, respectively. Mr. Chavez did not receive a cash bonus.

Long-term Incentive Compensation Bonus

The compensation committee determined that for Ms. Hogue and Mr. Gohr, (i) 50% of the long-term incentive compensation bonus will be tied to service-based vesting, which will occur in equal installments on the next three anniversaries of the grant date and (ii) 50% of the long-term incentive compensation bonus will be performance-based, linked to TSR relative to the Russel 2000 index over a cumulative three-year measurement period. The compensation committee determined that for Mr. Chavez, 100% of his long-term incentive compensation bonus will be performance-based, linked to TSR relative to the Russel 2000 index over a cumulative three-year measurement period. The measurement period for the TSR Awards commenced on March 10, 2025 and will end on March 9, 2028.

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The payout for the performance-based portion of the long-term incentive compensation bonus will be determined based on the Company’s TSR performance relative to the Russell 2000 index, with vesting subject to the three levels of Performance Thresholds.

Performance between the Threshold, Target and Maximum levels would result in payouts determined through linear interpolation.

In accordance with the President Employment Agreement, Ms. Hogue was eligible to receive a target annual long-term incentive bonus of no more than $600,000 for services provided to us during fiscal year 2025. The compensation committee determined such equity would be in the form of restricted stock units.

On March 10, 2025, Ms. Hogue was granted 88,235 restricted stock units as her long-term incentive compensation bonus, representing fifty percent (50%) of her long-term incentive compensation bonus, which will vest in equal installments on each of March 10, 2026, March 10, 2027 and March 10, 2028. The remaining fifty percent (50%) of Ms. Hogue’s long-term incentive compensation bonus, consisting of 53,381 restricted stock units calculated using a Monte Carlo simulation, will be issued based on achievement of the Performance Thresholds as discussed above.

In accordance with the CEO Employment Agreement, Mr. Chavez was eligible to receive a target annual long-term incentive compensation bonus of no more than $1,000,000 for services provided to us during fiscal year 2025. The compensation committee determined such equity would be in the form of LTIP Units. Mr. Chavez’s long-term incentive compensation bonus will be issued based on achievement of the Performance Thresholds as discussed above.

In connection with her appointment as Chief Executive Officer effective August 1, 2025, Ms. Hogue entered into the A&R Employment Agreement, which increased her target annual long-term incentive compensation bonus opportunity to no more than $1,000,000. On November 18, 2025, Ms. Hogue was granted 28,422 restricted stock units (the “Pro Rata RSUs”), representing fifty percent (50%) of her pro rata long-term incentive compensation bonus, which will vest in equal installments on each of November 18, 2026, November 18, 2027 and November 18, 2028. The remaining fifty percent (50%) of Ms. Hogue’s pro rata long-term incentive compensation bonus, consisting of 17,534 restricted stock units calculated using a Monte Carlo simulation, was granted based on achievement of the Performance Thresholds as discussed above. The Pro Rata RSUs represent the pro rata portion of her target annual incentive compensation bonus for service as Chief Executive Officer during fiscal year 2025.

In accordance with his offer letter, Mr. Gohr was eligible to receive a target annual long-term incentive bonus of no more than $400,000 for services provided to us during fiscal year 2025. The compensation committee determined such equity would be in the form of restricted stock units.

On March 10, 2025, Mr. Gohr was granted 58,823 restricted stock units as his long-term incentive compensation bonus, representing fifty percent (50%) of his long-term incentive compensation bonus, which will vest in equal installments on each of March 10, 2026, March 10, 2027 and March 10, 2028. The remaining fifty percent (50%) of Mr. Gohr’s long-term incentive compensation bonus, consisting of 35,587 restricted stock units calculated using a Monte Carlo simulation, will be issued based on achievement of the Performance Thresholds as discussed above.

Executive Chair Performance Units Award

Pursuant to the Executive Chair Agreement (as defined herein), Mr. Chavez was granted 550,000 performance-based long-term incentive units (the “Executive Chair PSUs”). The Executive Chair PSUs will vest on December 31, 2027, subject to Mr. Chavez’s continuous employment with the Company through such date, and the satisfaction of the following performance conditions: (i) completion of $100,000,000 in asset sales pursuant to the Company’s multi-year portfolio optimization plan by December 31, 2027, and (ii) approval by the compensation committee, which approval will be in good faith, taking into consideration factors it deems relevant in its sole discretion (the “Executive Chair Award Conditions”). The Equity Award will be subject to the terms and conditions of the Prior Plan.

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Amendment of Outstanding and Unvested Performance Units

On May 27, 2022, the compensation committee and the Board each approved performance-based equity awards (the “Initial Performance Awards”) to each of Mr. Chavez and Ms. Hogue.

Pursuant to the performance unit award agreements entered into with respect to the Initial Performance Awards (the “Initial Performance Award Agreements”), Mr. Chavez was awarded 1,406,250 Performance Units and Ms. Hogue was awarded 843,750 Performance Units, which will vest only to the extent that the market price of common stock and our adjusted funds from operations (“AFFO”) per share of common stock achieve specified targets during the performance periods, as further described herein. Pursuant to the applicable Initial Performance Award Agreement, subject to the continued employment of Mr. Chavez and Ms. Hogue, respectively, (A) fifty percent (50%) of his or her respective Performance Units will vest if the market price of common stock is $25.00 per share, based on a 90-day weighted average price, at any time from the date of grant through December 31, 2025 and (B) fifty percent (50%) of his or her respective Performance Units will vest if our AFFO per share of common stock is at least $1.25 for four consecutive quarters prior to the fourth quarter of 2025 and then for an additional four consecutive quarters prior to December 31, 2027.

On May 30, 2024, the compensation committee approved an amendment to the Initial Performance Award Agreements (as amended, the “Performance Award Agreements”), reflecting an amendment to the performance conditions applicable to the unvested Initial Performance Awards, resulting in the deemed cancellation of the Initial Performance Awards and the deemed grant of new performance-based equity awards (the “Performance Awards”). As amended, the Performance Award Agreements provide that (A) fifty percent (50%) of the Performance Units will vest if the aggregate volume-weighted average price per share of our common stock for any 5-consecutive trading day period equals or exceeds $13.00 per share at any time on or prior to December 31, 2026 and (B) fifty percent (50%) of the Performance Units will vest if the aggregate volume-weighted average price per share of our common stock for any 5-consecutive trading day period equals or exceeds $16.00 per share at any time on or prior to December 31, 2028 (the “Performance Award Conditions”).

The Performance Units are a class of membership units of the Operating Company. Once vested, the Performance Units are convertible into Common Units after a one-year holding period on a one-for-one basis. Common Units are redeemable for shares of common stock, on a one-for-one basis, or cash at our option, pursuant and subject to the terms and provisions of the Operating Agreement. Neither the Initial Performance Awards nor the Performance Awards were granted pursuant to the Prior Plan.

Per share amounts are subject to adjustment, in the compensation committee’s discretion, in the event of any stock split, stock dividend or other similar adjustment to the number of shares of common stock outstanding. The compensation committee and the Board believe that the vesting requirements of the Performance Awards encourage long-term equity holding by Mr. Chavez and Ms. Hogue, further aligning the interests of Mr. Chavez and Ms. Hogue with the creation of stockholder value over the long-term.

Upon Mr. Chavez’s or Ms. Hogue’s death, disability or termination of employment without Cause (as defined in the Executive Employment Agreements), the Performance Units shall continue to be held by Mr. Chavez or Ms. Hogue, or their respective estates or heirs, as applicable, and shall otherwise vest, not vest, be forfeited or cancelled in accordance with the terms of the applicable Performance Award Agreement.

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Outstanding Equity Awards at 2025 Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity awards held by our named executive officers as of December 31, 2025.

	Stock Awards
Name	Number of Securities That Have Not Vested (#)		Market Value of Securities That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Securities or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Number of Market or Payout Value of Unearned Securities or Other Rights That Have Not Vested ($)
Stephanie Hogue	1,377,031	(1)(2)	$3,511,429	1,083,780	(1)	$2,763,639
Manuel Chavez, III	2,822,680	(3)(4)	$7,197,831	2,475,790	(3)	$6,313,265
Paul Gohr	432,503	(5)(6)	$1,102,883	336,642	(5)	$858,437

(1)	Includes (i) 843,750 Performance Units, which will vest upon satisfaction of the Performance Award Conditions and (ii) 240,030 restricted stock units, which will vest if TSR relative to the Russell 2000 is in the 75th percentile.
(2)	Includes (i) 20,325 LTIPs, which vested on February 28, 2026, (ii) 156,250 restricted stock units, (A) 78,125 of which vested on January 10, 2026 and (B) 78,125 restricted stock units, which will vest on January 10, 2027, (iii) 88,235 restricted stock units, (A) 29,411 of which will vested on March 10, 2026 and (B) 58,824 of which will vest in equal installments on March 10, 2027 and 2028, respectively, and (iv) 28,442 restricted stock units, which will vest in equal installments on the next three anniversaries of November 18, 2025.
(3)	Includes (i) 1,956,250 Performance Units, (A) 1,406,250 of which vest upon satisfaction of the Performance Award Conditions and (B) 550,000 of which vest upon satisfaction of the Executive Chair Award Conditions and (ii) 519,540 LTIP Units, which vest if TSR relative to the Russell 2000 is in the 75th percentile.
(4)	Includes (i) 33,876 LTIPs, which vested on February 28, 2026, (ii) 274,124 LTIPs, (A) 137,062 of which vested on January 10, 2026 and (B) 137,062 of which will vest on January 10, 2027, and (iii) 38,890 LTIPs, which vested on January 8, 2026.
(5)	Includes (i) 200,000 restricted stock units, which will vest upon achievement of the VWAP Criteria and (ii) 136,642 restricted stock units, which vest if TSR relative to the Russell 2000 is in the 75th percentile.
(6)	Includes (i) 37,038 restricted stock units, which vest in equal installments on May 16, 2026 and 2027, respectively and (ii) 58,823 restricted stock units, (A) 19,607 of which vested on March 10, 2026 and (B) 39,216 of which will vest in equal installments on March 10, 2027 and 2028, respectively.

Potential Payments Upon Termination or Change in Control

The Executive Employment Agreements and certain of the LTIP Unit and restricted stock unit award agreements provide for severance payments and vesting of units of the Operating Company (which are convertible into Common Units of the Operating Company which are convertible into shares of common stock) to our named executive officers in certain circumstances in connection with a qualifying termination, including following a Change in Control (as defined in the Executive Employment Agreements) of MIC as further described below.

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Employment Agreements

Executive Employment Agreements

On August 25, 2021, we entered into (i) an employment agreement (as amended, the “CEO Employment Agreement”) with Manuel Chavez, III and (ii) an employment agreement (as amended, the “President Employment Agreement” and, together with the CEO Employment Agreement, the “Executive Employment Agreements”) with Stephanie Hogue (together with Mr. Chavez, the “Executives”). The compensation committee retained an independent compensation consultant in 2021 to assist in determining the compensation packages under the Executive Employment Agreements.

The following is a brief summary and discussion of the material terms of the Executive Employment Agreements, which governed the Executives’ compensation during fiscal years 2024 and 2025 through July 31, 2025. From August 1, 2025 through December 31, 2025, the Executives’ compensation was governed by the Executive Chair Agreement and the A&R Employment Agreement, as applicable.

Term. The Executive Employment Agreements provide for a three-year initial term that commenced on the Employment Effective Date (as defined in the Executive Employment Agreements) and ends on the third anniversary of such date. Thereafter, the employment term extends automatically for successive one-year periods unless either the executive or we provide notice of non-renewal to the other party at least 90 days before the end of the then-existing term.

Compensation. The CEO Employment Agreement provides that Mr. Chavez will receive an annual initial base salary of $600,000. Mr. Chavez is eligible to receive a target annual bonus of not more than 33.33% of his base salary, and is eligible to receive an annual target equity award of not more than $1,000,000 in restricted shares of common stock. Each annual equity award shall vest equally in annual installments over a three-year period.

The President Employment Agreement provides that Ms. Hogue will receive an annual initial base salary of $450,000. Ms. Hogue is eligible to receive a target annual bonus of not more than 33.33% of her base salary, and is eligible to receive an annual target equity award of not more than $600,000 in restricted shares of common stock. Each annual equity award shall vest equally in annual installments over a three-year period.

The amounts and conditions for the payment and vesting (as applicable) of each target annual incentive award and each annual target equity award will be determined by the compensation committee. Each Executive may elect to receive base salary and target annual bonus payments in the form of restricted shares of common stock. In addition, Mr. Chavez and Ms. Hogue are eligible to participate in employee benefit programs made available to our employees from time to time and to receive certain other perquisites, each as set forth in the Executive Employment Agreements.

In addition, Mr. Chavez and Ms. Hogue were eligible to receive $2,000,000 and $1,200,000, respectively, in unvested restricted shares of common stock (the “Liquidity Event Awards”) that were subject to vesting upon the occurrence of a Liquidity Event (as defined in the Executive Employment Agreements), within three years of the effective date of the Executive Employment Agreements, subject to continued employment (or certain qualifying terminations).

On August 23, 2022, we entered into a First Amendment to the Executive Employment Agreements (collectively, the “First Amendments”). Pursuant to the terms of the First Amendments, among other things, each of Mr. Chavez and Ms. Hogue acknowledged that: (i) our grant of 170,213 and 102,128 LTIP Units (the “2022 LTIP Unit Awards”) to Mr. Chavez and Ms. Hogue, respectively, was in lieu and full satisfaction of our obligation to issue the Liquidity Event Awards; and (ii) the compensation committee of the Board has the discretion to award any compensation pursuant to the Executive Employment Agreements in shares of common stock or in membership units of the Operating Company, including LTIP Units and Performance Units.

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On December 13, 2022, we entered into a Second Amendment (collectively, the “Second Amendments”) to the Executive Employment Agreements. Pursuant to the terms of the Second Amendments, among other things, each of Mr. Chavez and Ms. Hogue acknowledged that: (i) the 2022 LTIP Unit Awards previously granted to Mr. Chavez and Ms. Hogue will vest in full only upon the occurrence of a Liquidity Event, provided that the executive remains continuously employed with us, the Operating Company or an affiliate through the one year anniversary of the Liquidity Event, unless the executive is terminated by us, the Operating Company or such affiliate without Cause or resigns for Good Reason within 180 days of a Liquidity Event or one year after the Liquidity Event; and (ii) the Merger (as defined herein) will constitute a Liquidity Event. The 2022 LTIP Unit Awards vested in full upon the consummation of the Merger on August 25, 2024.

Severance Payments. The Executive Employment Agreements provide that, subject to the execution of a release and other conditions set forth in the Executive Employment Agreements, upon a “qualifying termination” (as defined in the Executive Employment Agreements), the Executives will be entitled to severance based on a multiple of the total of each Executive’s then-current annual base salary plus the amount of the Target Bonus Amount (as defined in the Executive Employment Agreements) for our most recently completed fiscal year prior to termination (referred to herein as “total cash compensation”). If the qualifying termination results from the death or disability of the Executive, the Executive will be entitled to severance equal to one times (1x) their total cash compensation. If the Executive is terminated by us without Cause, the Executive quits for Good Reason or we elect not to renew the term of the Executive Employment Agreements, then the Executive will be entitled to severance equal to two times (2x) their total cash compensation. In the event that any qualifying termination occurs on or within twelve (12) months after a Change in Control of MIC, the Executives will be entitled to severance equal to three times (3x) their total cash compensation.

Upon termination where severance is due and payable, the Executive Employment Agreements also provide that the Executives will be entitled to receive (a) unpaid base salary earned through the termination date; (b) any restricted shares of common stock that have vested as of the termination date; (c) all other equity-based awards held by each Executive, to the extent subject to time-based vesting, will vest in full at the termination date; (d) health insurance coverage, including through COBRA, for an 18 month period following the termination date; and (e) reimbursements of unpaid business expenses.

Non-Competition, Non-Solicitation and Confidentiality. The Executive Employment Agreements provide that for a two-year period following the termination of an Executive’s employment with us, each of the Executives will not solicit our employees or consultants or any of our customers, vendors or other parties doing business with us.

Pursuant to the Executive Employment Agreements, each of the Executives agreed not to compete with us for a period of two years following the termination of their employment with us. Each Executive Employment Agreement also contains covenants relating to the treatment of confidential information, company property and certain other matters. The Executive Employment Agreements also contain a non-disparagement covenant.

Executive Chair Agreement

On August 1, 2025, Manuel Chavez, III transitioned from Chief Executive Officer to Executive Chairman of the Board. In connection with the transition, on November 17, 2025, (i) the CEO Employment Agreement was terminated and (ii) we entered into the Executive Chair Agreement (the “Executive Chair Agreement”) with Mr. Chavez.

The Executive Chair Agreement provides that Mr. Chavez will assist with the Company’s portfolio composition and perform the duties of Executive Chairman customarily related to this function, including, without limitation, (a) serving as Co-Chair of the Board, (b) acting as a liaison between the Company’s senior management and the Board and its committees, (c) advising the Company’s senior management on matters of Company operations, and (d) otherwise performing the duties of Co-Chair of the Board, as well as such other customary duties as may be determined and assigned by the Board. The Executive Chair Agreement also provides that Mr. Chavez will generally devote such time as is reasonably and customarily necessary to perform completely his duties to the Company.

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Pursuant to the Executive Chair Agreement, Mr. Chavez was granted 550,000 Executive Chair PSUs. In addition, Mr. Chavez will be eligible to participate in the health insurance, life insurance, disability benefits, other welfare programs and retirement plans that will be provided generally to employees of the Company.

Executive Chair Agreement may be terminated by us or Mr. Chavez upon 60 days’ written notice.

The Executive Chair Agreement provides that, subject to the execution of a release and other conditions set forth in the Executive Chair Agreement, upon a “qualifying termination” (as defined in the Executive Chair Agreement), (i) all then-outstanding equity-based awards held by Mr. Chavez, to the extent subject to time-based vesting, will accelerate in full and (ii) to the extent the performance period is not complete, the target number of performance based awards held by Mr. Chavez will accelerate in full.

A&R Employment Agreement

Effective August 1, 2025, Ms. Hogue was appointed as our Chief Executive Officer. In connection with her appointment as Chief Executive Officer, on November 17, 2025, (i) the President Employment Agreement was terminated and (ii) we entered into the Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Ms. Hogue.

Pursuant to the A&R Employment Agreement, Ms. Hogue was granted 28,442 Pro Rata RSUs that vest equally in annual installments over a three-year period, and 17,534 Pro Rata RSUs that vest subject to the Performance Thresholds described above. The material terms of the A&R Employment Agreement are consistent with the terms of the CEO Employment Agreement described above.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options or similar awards as part of our equity compensation programs. If stock options or similar awards are granted, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about our company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock units, Performance Units, Common Units, LTIP Units or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

During the fiscal year ended December 31, 2025, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Non-Employee Director Compensation

In fiscal 2025, each independent director earned an annual retainer of $70,000, pro-rated for any partial year of service. An additional (i) $15,000 was earned for the independent co-chair, (ii) $15,000 was earned by the chair of the audit committee and (iii) $10,000 was earned by the chairs of the compensation committee and the nominating and governance committee, pro-rated for any partial year of service. For fiscal 2025, the Board determined that the independent directors would receive 60% of their annual retainer and any additional chairperson fees in restricted stock units and 40% in cash. The restricted stock units vest in full on the one-year anniversary of the grant date. The number of restricted stock units was based upon the closing stock price on the grant date.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. Directors who are also employed by us are not entitled to any compensation for services rendered as a director. We do not pay separate meeting fees for attendance at our Board or committee meetings.

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The following table sets forth information with respect to our independent director compensation during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David Garfinkle(2)	$34,000	$51,000	$85,000
Danica Holley(3)	28,000	42,000	70,000
Damon Jones(4)	32,000	48,000	80,000
Jeffrey B. Osher(5)	38,000	57,000	95,000
	$132,000	$198,000	$330,000

(1)	The amounts in this column reflect the grant date fair value in accordance with FASB ASC Topic, Compensation—Stock Compensation. See Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the assumptions made by us in determining grant-date fair value of our equity awards.
(2)	As of the fiscal year ended December 31, 2025, Mr. Garfinkle owned 12,409 restricted stock units.
(3)	As of the fiscal year ended December 31, 2025, Ms. Holley owned (i) 10,088 LTIP Units and (ii) 10,219 restricted stock units.
(4)	As of the fiscal year ended December 31, 2025, Mr. Jones owned (i) 11,267 LTIP Units and (ii) 11,679 restricted stock units.
(5)	As of the fiscal year ended December 31, 2025, Mr. Osher owned (i) 11,267 LTIP Units and (ii) 13,869 restricted stock units.

Retirement Plans and Health and Welfare Benefits

Our executive officers are eligible to participate in the health insurance, life insurance, disability benefits, other welfare programs and retirement plans that are provided generally to our employees.

Clawback Policy

The Company maintains a clawback policy applicable to incentive-based compensation granted to our “Executive Officers” (as such term is defined in Rule 16a-1(f) under the Exchange Act and Rule 5605 of the Nasdaq listing rules) on or after October 2, 2023. Under this policy, “incentive-based compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, including stock price and total shareholder return. In the event of an accounting restatement that impacts the financial reporting measures on which incentive-based compensation is calculated, this policy will require the clawback of the amount by which the compensation actually received exceeds the amount that otherwise would have been received based on the restated financial results.

In addition, in April 2026, the Board adopted a supplemental clawback policy applicable to “Executive Officers,” members of the Board, and any employees designated by the Board from time to time to allow for discretionary recovery, cancellation, rescission or forfeiture of all awards (including time-based equity awards) granted pursuant to the Amended and Restated Incentive Award Plan in connection with (i) an accounting restatement and (ii) certain specified misconduct or other detrimental conduct described therein.

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Certain Relationships and Related Person Transactions

Introductory Note

On the Closing Date, we consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2022, as amended by the First Amendment to Agreement and Plan of Merger, dated as of March 23, 2023 (the “Merger Agreement”), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and wholly-owned subsidiary of FWAC (“Merger Sub”), and Mobile Infrastructure Corporation, a Maryland corporation (prior to the consummation of the Merger (as defined below)). As contemplated by the Merger Agreement, FWAC was converted to a Maryland corporation and changed its name to Mobile Infrastructure Corporation (the “Domestication”). On the Closing Date, we consummated the merger transactions contemplated by the Merger Agreement, whereby following the Domestication (i) Merger Sub merged with and into Legacy MIC (the “First Merger”) with Legacy MIC continuing as the surviving entity (the “First-Step Surviving Company”) and (ii) immediately following the time that the First Merger became effective, the First-Step Surviving Company merged with and into FWAC (the “Second Merger,” and together with the First Merger, the “Merger”), with the Company (f/k/a FWAC) continuing as the surviving entity. “Legacy MIC” refers to Mobile Infrastructure Corporation prior to the consummation of the Merger.

Certain Relationships and Related Party Transactions - FWAC

FWAC Class B Ordinary Shares

In connection with the closing of the Merger (the “Closing”), 2,020,000 class B ordinary shares, par value $0.0001 per share of FWAC (the “Founder Shares”), consisting of (i) 1,900,000 Founder Shares held by Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), and (ii) 120,000 Founder Shares held by former directors of FWAC were converted into shares of common stock on a one-for-one basis. The Founder Shares were originally purchased by the Sponsor for $25,000 or approximately $0.003 per share.

Sponsor Agreement and Side Letter

FWAC entered into the Sponsor Agreement dated as of December 13, 2022 (as amended and restated on May 11, 2023 and June 15, 2023) with the FWAC’s officers and directors and Legacy MIC (the “Sponsor Agreement”), whereby the FWAC’s officers and directors agreed to waive certain of their anti-dilution and conversion rights with respect to their Founder Shares.

Pursuant to the Sponsor Agreement, the Sponsor agreed that (i) 950,000 of its Founder Shares will be forfeited if the volume-weighted average price per share of our common stock for any five consecutive trading days is not at least $13.00 prior to December 31, 2026 and (ii) the remaining 950,000 Founder Shares will be forfeited if the volume-weighted average price per share of the common stock for any five consecutive trading days is not at least $16.00 prior to December 31, 2028.

In connection with the Closing, FWAC, the Sponsor, and Legacy MIC entered into that certain Letter Agreement, dated as of August 25, 2023 (the “Letter Agreement”), relating to the Sponsor Agreement. Pursuant to the Letter Agreement, the Sponsor agreed to cancel and forfeit 100,000 Founder Shares held by the Sponsor immediately prior to the Closing for no consideration.

Certain Relationships and Related Party Transactions - Legacy MIC

Equity Purchase and Contribution Agreement

On January 8, 2021, Legacy MIC entered into an Equity Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”), dated January 8, 2021, by and among Legacy MIC, Mobile Infra Operating Partnership, L.P. (the “Operating Partnership”), Michael Shustek, Vestin Realty Mortgage I, Inc., a Maryland corporation, Vestin Realty Mortgage II, Inc., a Maryland corporation, and Color Up, LLC, a Delaware limited liability company (“Color Up”). Pursuant to the Purchase and Contribution Agreement, Legacy MIC acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio, approximately 1,154 parking spaces located in Chicago, Illinois, totaling approximately 1,201,000 square feet, and proprietary technology, which provides management with real-time information on the performance of MIC’s assets (the “Transaction”).

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In connection with the Transaction, we owe approximately $0.5 million to certain member entities of Color Up relating to prorated revenues for the month of August 2021 of the three properties contributed by Color Up.

Tax Matters Agreement

On August 25, 2021, Legacy MIC, the Operating Partnership and Color Up entered into a Tax Matters Agreement (the “Tax Matters Agreement”), pursuant to which the Operating Partnership agreed to indemnify Color Up and certain affiliates and transferees of Color Up (together, the “Protected Partners”), against certain adverse tax consequences in connection with (1) (i) a taxable disposition of certain specified properties and (ii) certain dispositions of the Protected Partners’ interest in the Operating Partnership, in each case, prior to the tenth anniversary of the completion of the Transaction, as defined in the Tax Matters Agreement, (or earlier, if certain conditions are satisfied); and (2) the Operating Partnership’s failure to provide the Protected Partners the opportunity to guarantee a specified amount of debt of the Operating Partnership during the period ending on the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied). In addition, and for so long as the Protected Partners own at least 20% of the units in the Operating Partnership received in the Transaction, we agreed to use commercially reasonable efforts to provide the Protected Partners with similar guarantee opportunities.

In connection with the consummation of the Merger and the Conversion (as defined below), MIC and the Operating Company assumed the obligations of Legacy MIC and the Operating Partnership under the Tax Matters Agreement, respectively.

During the year ended December 31, 2025, we incurred approximately $0.1 million related to certain tax return preparation services of Color Up.

Warrant Agreement

On August 25, 2021, Legacy MIC entered into a warrant agreement (the “Warrant Agreement”) with Color Up, pursuant to which Legacy MIC issued 1,702,128 warrants (the “Legacy MIC Warrants”) to purchase up to 1,702,128 shares of its common stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20,000,000. The Warrant Agreement was assumed by MIC pursuant to the Warrant Assumption and Amendment Agreement, dated as of August 25, 2023, by and between MIC and Color Up (the “Warrant Assumption and Amendment Agreement”), and was subsequently amended on August 29, 2023, by the Amended and Restated Warrant Agreement, by and between MIC and Color Up (the “Amended and Restated Warrant Agreement”). See “Certain Relationships and Related Party Transactions—Transactions Consummated in Connection with the Merger—Warrant Assumption and Amendment Agreement” and “Certain Relationships and Related Party Transactions—Transactions Consummated in Connection with the Merger—Amended and Restated Warrant Agreement.”

Prior to Color Up’s dissolution, the directors of Color Up were, Mr. Chavez, Ms. Hogue, Mr. Osher, and the members of Color Up were Bombe, HSCP Strategic III, L.P. (“HS3”) and three entities controlled by Mr. Chavez. See “Certain Relationships and Related Party Transactions—MIC—Color Up Dissolution.”

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Transactions Consummated in Connection with the Merger

Operating Agreement

Immediately prior to the consummation of the Merger, the Operating Partnership, converted (the “Conversion”) from a Maryland limited partnership to a Delaware limited liability company. In connection with the Conversion, each outstanding unit of partnership interest of the Operating Partnership converted automatically, on a one-for-one basis, into an equal number of identical membership units of the Operating Company. Following the Conversion, the classes of partnership units of the Operating Partnership designated as “Common Units,” “Class A Units,” “LTIP Units” and “Performance Units” became classes of membership units of the Operating Company. Legacy MIC was the sole general partner of the Operating Partnership and, prior to the Conversion, owned substantially all of its assets and conducted substantially all of its operations through the Operating Partnership. Following the Conversion, we are a member of the Operating Company and own substantially all of our assets and conduct substantially all of our operations through the Operating Company. Immediately following the Conversion, we owned approximately 45.8% of the then outstanding Common Units, and as of the date of March 31, 2026, we own approximately 90.6% of the outstanding Common Units. The Operating Company is managed by a board of directors consisting of two board members - one individual appointed by us, who shall be entitled to two votes on every matter submitted to a vote of the board of directors of the Operating Company, and one individual appointed by the non-MIC members of the Operating Company, who shall be entitled to one vote on every matter submitted to a vote of the board of directors of the Operating Company. As of March 31, 2026, the members of the board of directors of the Operating Company are Manuel Chavez, III and Stephanie Hogue. As of March 31, 2026, Mr. Chavez, Ms. Hogue, Ms. Holley, Mr. Jones, Mr. Osher, MIC, Bombe Asset Management, LLC, a Delaware limited liability company (“Bombe”), an entity formed and owned by Mr. Chavez who serves as its chief executive officer, and Ms. Hogue, an owner and president, and PLR-322 Streeter LLC (“PLR”) an Ohio limited liability company, are members of the Operating Company. Mr. Chavez is a member and manager of PLR.

Registration Rights Agreement

On August 25, 2023, certain former MIC stockholders, certain former FWAC directors, the Sponsor and the Preferred PIPE Investors (collectively, the “RRA Holders”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which MIC granted the RRA Holders customary registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

In accordance with the Registration Rights Agreement, MIC filed a registration statement on Form S-11 with the SEC on September 25, 2023, as amended, post-effectively amended on Form S-3 and declared effective by the SEC on April 10, 2025 to register the resale of the Registrable Securities.

Warrant Assumption and Amendment Agreement

On August 25, 2023, MIC and Color Up entered into the Warrant Assumption and Amendment Agreement, pursuant to which, MIC assumed the Legacy MIC Warrants remaining outstanding and unexpired at that time, and such Legacy MIC Warrants became warrants to purchase shares of common stock of MIC (the “Warrants”).

Amended and Restated Warrant Agreement

On August 29, 2023, MIC and Color Up entered into the Amended and Restated Warrant Agreement, pursuant to which the Warrant Agreement was amended and restated to (i) reflect the effects of the Merger (including but not limited to the reduction in the exercise price of the Warrants from $11.75 to $7.83 per share and the increase in the number of the underlying shares from 1,702,128 shares of Legacy MIC common stock to 2,553,192 shares of common stock) and (ii) permit Color Up to exercise the Warrants on a cashless basis at Color Up’s option. In connection with the Liquidating Distribution (as defined below) Color Up distributed the Warrants to Bombe and HS3 for no consideration. See “Certain Relationships and Related Party Transactions – MIC—Color Up Dissolution.”

Certain Relationships and Related Party Transactions – MIC

Color Up Dissolution

On July 26, 2024, Color Up distributed the entirety of the securities of the Company and the Operating Company held by Color Up in a liquidating distribution to its members without consideration (the “Liquidating Distribution”). Securities distributed in the Liquidating Distribution consisted of (i) 3,937,246 shares of common stock, including (A) 42,631 shares of common stock distributed to Bombe and (B) 3,809,588 shares of common stock distributed to HS3; (ii) 2,553,192 Warrants, including (A) 382,978 Warrants distributed to Bombe and (B) 2,170,213 Warrants distributed to HS3; and (iii) 11,242,635 Common Units, including (A) 2,131,537 Common Units distributed to Bombe, (B) 5,288,512 Common Units distributed to HS3, (C) 24,148 Common Units distributed to PLR and (D) 445,541 Common Units distributed to O Cincy Family II, LLC (“O Cincy”). Mr. Osher is a manager of O Cincy.

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Line of Credit

In September 2024, we entered into a $40.4 million revolving credit facility agreement with Harvest Small Cap and HSCP Master (collectively, the “Lenders”) maturing in September 2025 (the “Line of Credit”). Borrowings under the Line of Credit will accrue interest at a rate of 15.0% per annum, with interest payable in arrears at maturity or upon repayment of any principal amount borrowed under the Line of Credit. Mr. Osher is the managing member of No Street, which serves as the investment manager of the Lenders.

Upon drawing the first $15.0 million under the Line of Credit on the closing date, we issued 500,000 shares of common stock to the Lenders subject to a 180-day lock period commencing on the date of issuance. The issuance date fair value of the shares of common stock was approximately $1.8 million.

On September 5, 2025, we entered into the First Amendment to the Line of Credit with the Lenders, which amended the terms of the Line of Credit to extend the maturity date of the Line of Credit from September 11, 2025 to December 31, 2025. On December 23, 2025, we entered into the Second Amendment to the Line of Credit with the Lenders, which amended the terms of the Line of Credit to extend the maturity date of the Line of Credit from December 31, 2025 to March 31, 2026. On March 24, 2026, we entered into the Third Amendment to the Line of Credit with the Lenders, which amended the terms of the Line of Credit to extend the maturity date of the Line of Credit From March 31, 2026 to June 30, 2026.

Common Unit Conversions

On October 4, 2024, the Company issued 7,997,842 shares of common stock, valued at approximately $25.6 million based on our closing stock price on the date of issuance, in lieu of cash payments upon the redemption of 7,997,842 Common Units to HS3.

On November 22, 2024, the Company issued 445,541 shares of common stock, valued at approximately $1.4 million based on our closing stock price on the date of issuance, in lieu of cash payments upon the redemption of 445,541 Common Units to O Cincy.

Relationship with Bombe, Bombe-MIC Pref and the Harvest Entities

Mr. Chavez is the founder and managing partner of Bombe and has been its chief executive officer since 2017. Ms. Hogue has been a managing partner of Bombe since 2020. Each of Mr. Chavez and Ms. Hogue beneficially owns through Bombe (i) 42,631 share of common stock and (ii) 382,978 shares of common stock issuable upon the exercise of 382,978 Warrants.

Mr. Chavez is the manager of Bombe-Pref and Ms. Hogue is a member of Bombe-Pref. Each of Mr. Chavez and Ms. Hogue beneficially owns through Bombe-Pref 299,728 shares of common stock.

Mr. Osher is the managing member of No Street. As the managing member of No Street, Mr. Osher may be deemed to beneficially own (i) 2,170,213 shares of common stock issuable upon the exercise of 2,170,213 Warrants held by HS3, (ii) 17,801,980 shares of common stock held by HS3, (iii) 4,340,457 shares of common stock held by HSCP Master and (iv) 2,154,091 shares of common stock held by Harvest Small Cap.

Other Matters

Two of MIC’s Cincinnati parking facilities, 1W7 Carpark and 222W7 Garage, were acquired by Legacy MIC in connection with the transactions contemplated by the Equity Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”), dated January 8, 2021, by and among Legacy MIC, the Operating Partnership, Michael Shustek, Vestin Realty Mortgage I, Inc., a Maryland corporation, Vestin Realty Mortgage II, Inc., a Maryland corporation, and Color Up. The two parking facilities are currently operated by PCA, d/b/a Park Place Parking. Park Place Parking is a private parking operator that is wholly owned by relatives of Mr. Chavez. Mr. Chavez is neither an owner nor a beneficiary of Park Place Parking. Both parking facilities were acquired with their management agreements in place and at the same terms under which they were operating prior to the closing of the transactions contemplated by the Purchase and Contribution Agreement. As of December 31, 2024 and 2023 we recorded balances of approximately $0.2 million and 0.1 million, respectively, from Park Place Parking. Park Place Parking did not operate any of our assets during the year ended December 31, 2025.

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Security Ownership of Certain
Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of common stock as of March 31, 2026, by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of common stock;

●	each of MIC’s directors and named executive officers; and

●	all directors and executive officers of MIC as a group.

The following table also sets forth information regarding the beneficial ownership of Common Units as of March 31, 2026, by:

●	each of MIC’s directors and named executive officers; and

●	all directors and executive officers of MIC as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to MIC by such beneficial owners.

The beneficial ownership percentages set forth in the following table are based on the following numbers of the pertinent securities outstanding as of March 31, 2026:

(i)	41,192,464 shares of common stock; and

(ii)	45,481,688 Common Units outstanding, provided that MIC (which is not included in the table below) owns 41,192,464 Common Units representing 90.6% of the outstanding Common Units.

Unless otherwise indicated, MIC believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual below is c/o Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

	Common Stock					Operating Company Common Units
Name of Beneficial Owner	Shares Beneficially Owned(1)		Percentage	Common Units Beneficially Owned(2)		Percentage
Five Percent Holders of common stock
HSCP Strategic III, L.P.(3)	19,972,193	(4)	46.1%	—		—
Harvest Small Cap Partners Master Ltd.(5)	4,340,457		10.5%	—		—
Harvest Small Cap Partners, L.P.(6)	2,154,091		5.2%	—		—
Fifth Wall Acquisition Sponsor III LLC(7)	2,807,000		6.8%	—		—
Directors and Named Executive Officers
Manuel Chavez, III	867,337	(8)	2.1%	3,286,032	(9)	7.0%
Paul Gohr	44,506	(10)	*	—		—
Stephanie Hogue	848,594	(11)	2.0%	2,341,799	(12)	5.1%
Jeffrey B. Osher(3)(5)(6)	27,043,474	(13)	62.4%	11,267	(14)	*
Danica Holley	44,651		*	10,088	(15)	*
Damon Jones	33,334		*	11,267	(16)	*
David Garfinkle	48,867		*	—		—
All Directors and Executive Officers as a Group (8 individuals)(3)(5)(6)	28,205,426	(17)	64.4%	3,528,916	(18)	7.5%

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*	Represents beneficial ownership of less than 1%.
(1)	Does not include shares of common stock that may be issued upon redemption of Common Units (including the Common Units which such person may acquire upon the vesting and conversion to Common Units of outstanding Performance Units, and LTIP Units) because, upon the holder’s election to redeem Common Units for cash, MIC may elect to redeem such Common Units for shares of common stock in MIC’s sole discretion.
(2)	Does not include 1,406,250 Performance Units issued to Mr. Chavez and 843,750 Performance Units issued to Ms. Hogue. Although the referenced Performance Units (subject to terms and conditions of the Operating Agreement) are convertible into Common Units upon vesting, the vesting conditions of the Performance Units cannot be satisfied within 60 days of March 31, 2026.
(3)	Securities held directly by HS3 may be deemed to be beneficially owned by (i) Harvest Small Cap Partners GP, LLC (“HSCP”), the general partner of HS3, (ii) No Street Capital LLC (“No Street”), the managing member of HSCP, and (iii) Mr. Osher, the managing member of No Street. The address of HS3, HSCP, No Street, and Mr. Osher is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.
(4)	Consists of (i) 17,801,980 shares of common stock and (ii) 2,170,213 shares of common stock issuable upon exercise of 2,170,213 Warrants.
(5)	Securities held by HSCP Master may be deemed to be beneficially owned by (i) No Street, the investment manager of HSCP Master and (ii) Mr. Osher, the managing member of No Street, both sharing voting and dispositive power with regard to the securities held by HSCP Master. The address of HSCP Master, No Street and Mr. Osher is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.
(6)	Securities held by Harvest Small Cap may be deemed to be beneficially owned by (i) No Street, the managing member of Harvest Small Cap and (ii) Mr. Osher, the managing member of No Street, both sharing voting and dispositive power with regard to the securities held by Harvest Small Cap. The address of Harvest Small Cap, No Street and Mr. Osher is 505 Montgomery Street, Suite 1250, San Francisco, California 94111.
(7)	Includes 1,900,000 shares of common stock that are subject to vesting and forfeiture, as provided in the Sponsor Agreement. Andriy Mykhaylovskyy and Brendan Wallace, by virtue of being managing members of the Sponsor, have voting and dispositive power over the securities held by the Sponsor and, therefore, may be deemed to have beneficial ownership of the securities held directly by the Sponsor. The address of the Sponsor and Messrs. Mykhaylovskyy and Wallace is 6060 Center Drive 10th Floor Los Angeles, California 90045.
(8)	Consists of (i) 142,000 shares of common stock held directly by Mr. Chavez, (ii) 42,631 shares of common stock held by Bombe, an entity formed and owned by Mr. Chavez who serves as its chief executive officer, and Ms. Hogue, an owner and president, (iii) 382,978 shares of common stock issuable upon exercise of the 382,978 Warrants held by Bombe and (iv) 299,728 shares of common stock held by Bombe-Pref.
(9)	Consists of (i) 1,130,347 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026, (ii) 2,131,537 Common Units held by Bombe and (iii) 24,148 Common Units held by PLR. Mr. Chavez is a member and manager of PLR, and Mr. Chavez may be deemed to have beneficial ownership of the Common Units held by PLR.
(10)	Consists of (i) 25,987 shares of common stock held directly by Mr. Gohr and (ii) 18,519 restricted stock units which will vest within 60 days of March 31, 2026.
(11)	Consists of (i) 122,709 shares of common stock held directly by Ms. Hogue, (ii) 42,631 shares of common stock held by Bombe, (iii) 382,978 shares of common stock issuable upon exercise of the 382,978 Warrants held by Bombe, (iv) 299,728 shares of common stock held by Bombe-Pref and (v) 548 shares of common stock held indirectly by Ms. Hogue as custodian under accounts for the benefit of Ms. Hogue’s children under the Uniform Gift to Minors Act.
(12)	Consists of (i) 210,262 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026 and (ii) 2,131,537 Common Units held by Bombe.
(13)	Consists of (i) 131,192 shares of common stock held directly by Mr. Osher, (ii) 2,170,213 shares of common stock issuable upon exercise of the 2,170,213 Warrants held by HS3, (iii) 17,801,980 shares of common stock held by HS3, (iv) 4,340,457 shares of common stock held by HSCP Master, (v) 2,154,091 shares of common stock held by Harvest Small Cap and (vi) 445,541 shares of common stock held by O Cincy.
(14)	Consists of 11,267 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026.
(15)	Consists of 10,088 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026.
(16)	Consists of 11,267 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026.
(17)	Consists of (i) 548,740 shares of common stock held directly by our directors and officers, (ii) 17,801,980 shares of common stock held by HS3, (iii) 2,170,213 shares of common stock issuable upon exercise of 2,170,213 Warrants held by HS3, (iv) 382,978 shares of common stock issuable upon exercise of the 382,978 Warrants held by Bombe, (v) 42,631 shares of common stock held by Bombe, (vi) 4,340,457 shares of common stock held by HSCP Master, (vii) 2,154,091 shares of common stock held by Harvest Small Cap, (viii) 299,728 shares of common stock held by Bombe-Pref, (ix) 548 shares of common stock held indirectly by Ms. Hogue as custodian under accounts for the benefit of Ms. Hogue’s children under the Uniform Gift to Minors Act, (x) 445,541 shares of common stock held by O Cincy and (xi) 18,519 restricted stock units which will vest within 60 days of March 31, 2026.
(18)	Consists of (i) 1,373,231 vested LTIP Units convertible into Common Units within 60 days of March 31, 2026, (ii) 2,131,537 Common Units held by Bombe and (iii) 24,148 Common Units held by PLR.

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Other Matters

Householding of proxy materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice or proxy statement and annual report addressed to those stockholders. This process is commonly referred to as “householding.” This process benefits both stockholders and MIC because it can significantly reduce our printing and mailing costs and eliminates unnecessary mailings delivered to your home. It also helps the environment by conserving natural resources.

Under this procedure, we are delivering a single copy of the notice of Internet availability and, if applicable, the proxy materials to multiple stockholders who share the same address. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written request, we will deliver promptly a separate copy of the notice of Internet availability and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of Internet availability and, if applicable, proxy materials, stockholders may contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Stockholder proposals for the 2026 annual meeting of stockholders

Rule 14a-8 of the Exchange Act

If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our Corporate Secretary at our corporate headquarters on or before December 24, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Mobile Infrastructure Corporation

Attention: Corporate Secretary

30 W. 4th Street

Cincinnati, Ohio 45202

Advance Notice Procedure

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting of stockholders under the advance notice provisions of our Bylaws, the stockholder must provide timely written notice to our Corporate Secretary at our corporate headquarters, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our corporate headquarters:

●	no earlier than November 24, 2026; and

●	no later than 5:00 p.m., Eastern time, on December 24, 2026.

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In the event that we hold our 2027 annual meeting more than 30 days before or after the first anniversary of the Annual Meeting, then written notice required by our Bylaws must be received by our Corporate Secretary at our corporate headquarters:

●	no earlier than 150 days prior to the day of the 2027 annual meeting of stockholders; and

●	no later than the later of

(A)	5:00 p.m., Eastern time, on the 120th day before the 2027 annual meeting of stockholders; or

(B)	5:00 p.m., Eastern time, on the 10th day following the day on which the public announcement of the date of the 2027 annual meeting of stockholders was first made by us.

“Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by MIC with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear at such meeting to present his, her, or its proposal, we are not required to present the proposal for a vote at such meeting.

Rule 14a-19 of the Exchange Act

In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees for our 2026 annual meeting of stockholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, which must be received no later than April 19, 2027.

Annual Report

Our 2025 Annual Report is being mailed with this proxy statement to those stockholders that receive this proxy statement in the mail. Stockholders can access our 2025 Annual Report at www.virtualshareholdermeeting.com/BEEP2026. Our 2025 Annual Report has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov.

Upon written request by a stockholder, we will mail without charge a copy of our 2025 Annual Report, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2025 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary and mailed to Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the notice of Internet availability of proxy materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card, or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Stephanie Hogue
President, Chief Executive Officer,
Treasurer, Corporate Secretary, and Director

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Exhibit A

AMENDED AND RESTATED

MOBILE INFRASTRUCTURE CORPORATION

AND

MOBILE INFRA OPERATING COMPANY, LLC

2023 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), and Mobile Infra Operating Company, LLC, a Delaware limited liability company (the “LLC”), by linking the individual interests of Employees, Consultants and members of the Board of Directors of the Company (the “Board”) to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and the LLC and their subsidiaries in their ability to motivate, attract and retain the services of those individuals upon whose judgment, interest and special effort the successful conduct of the Company’s and the LLC’s operation is largely dependent.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the entity or committee that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

1.2. “Affiliate” shall mean the LLC, any Parent and any Subsidiary.

1.3. “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

1.4. “Award” shall mean an Option, a Restricted Share Award, a Performance Award, a Dividend Equivalent Award, a Stock Payment Award, a Restricted Share Unit Award, a Performance Share Award, an Other Incentive Award, a Profits Interest Unit Award, a Substitute Award or a Stock Appreciation Right, which may be awarded or granted under the Plan.

1.5. “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.6. “Board” shall have such meaning as is contained in Article 1 hereof.

1.7. “Change in Control” shall mean the occurrence of any of the following events:

(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any Affiliate, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

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(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.7(a) or Section 1.7(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination (other than a merger, consolidation, reorganization, or business combination of the Company with and into an Affiliate approved by the Board), (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or share of another entity, in each case, other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.7(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Consistent with the terms of this Section 1.7, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

1.8. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

1.9. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

1.10. “Company” shall have such meaning as is contained in Article 1 hereof.

1.11. “Consultant” shall mean any consultant or advisor of the Company, the LLC or any Subsidiary if:

(a) The consultant or adviser renders bona fide services to any such entity;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for securities of the Company or any Affiliate; and

(c) The consultant or adviser is a natural person who has contracted directly with any such entity to render such services.

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1.12. “Director” shall mean a member of the Board of the Company.

1.13. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of distributions or dividends paid on Shares, awarded under Section 8.2 hereof.

1.14. “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.15. “Effective Date” shall mean, for purposes of the Plan (as amended and restated), June 18, 2026; provided, however, that solely for purposes of the last sentence of Section 12.1 hereof, the Effective Date shall be April 10, 2026.

1.16. “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

1.17. “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company or an Affiliate.

1.18. “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of the Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

1.19. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20. “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange or the Nasdaq Stock Market LLC), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, then Fair Market Value shall be the closing sales price of a Share as quoted on such exchange or system for such date or, if there is no closing sales price of a Share on the date in question, the closing sales price of a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, then Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, then Fair Market Value shall be established by the Administrator in good faith.

1.21. “Fiscal Year” means the Company’s fiscal year, which is the calendar year beginning each January 1, and ending the following December 31.

1.22. “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code).

1.23. “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

1.24. “LLC Agreement” shall mean the Limited Liability Company Agreement of Mobile Infra Operating Company, LLC, as the same may be amended, modified or restated from time to time.

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1.25. “LTIP Unit” shall have the meaning set forth in the LLC Agreement, and is a form of Profits Interest Unit.

1.26. “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

1.27. “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

1.28. “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

1.29. “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.6 hereof.

1.30. “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.31. “Participant” shall mean a person who, as an Employee, Consultant or Director, has been granted an Award pursuant to the Plan.

1.32. “Performance Award” shall mean an Award that is granted under Section 8.1 hereof.

1.33. “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria shall be based on any one or more business criteria, as the Administrator may determine from time to time in its discretion.

1.34. “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, any Affiliate, any division or business unit thereof or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

1.35. “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

1.36. “Performance Share” shall mean a contractual right awarded under Section 8.5 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

1.37. “Performance Unit” shall have the meaning set forth in the LLC Agreement, and is a form of Profits Interest Unit.

1.38. “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions as to use of a Registration Statement on Form S-8 under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

1.39. “Plan” shall have such meaning as is contained in Article 1 hereof.

1.40. “Prior Plan” shall mean the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan.

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1.41. “Profits Interest Unit” shall mean, to the extent authorized by the LLC Agreement, a unit of the LLC that is granted pursuant to Section 8.7 hereof and is intended to constitute a “profits interest” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

1.42. “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

1.43. “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.44. “Restricted Shares” shall mean Shares awarded under Article 7 hereof that are subject to certain restrictions and may be subject to risk of forfeiture.

1.45. “Restricted Share Unit” shall mean a contractual right awarded under Section 8.4 hereof to receive in the future a Share or the cash value of a Share.

1.46. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.47. “Shares” shall mean the shares of common stock of the Company, par value $0.0001 per share.

1.48. “Share Limit” shall have the meaning provided in Section 2.1(a) hereof.

1.49. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 9 hereof.

1.50. “Stock Payment” shall mean a payment in the form of Shares awarded under Section 8.3 hereof.

1.51. “Subsidiary” shall mean (a) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the LLC and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which 50% or more of the equity interests are owned, directly or indirectly, by the Company, the LLC and/or by one or more Subsidiaries and (c) any other entity not described in clauses (a) or (b) above of which 50% or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the LLC and/or by one or more Subsidiaries.

1.52. “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or share, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

1.53. “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

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The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 2.

SHARES SUBJECT TO THE PLAN

2.1. Aggregate Limit.

(a) The maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall equal the sum of (i) 3,000,000 Shares and (ii) the number of Shares available under the Prior Plan on the Effective Date, in each case subject to adjustment as provided in Section 12.2 and subject to Sections 2.1(b), (c) and (d) (the “Share Limit”). For purposes of this limitation, except as provided in Sections 2.1(c) and (d), the Shares underlying any Awards under the Plan that are forfeited, canceled, expired, or otherwise terminated for any reason (without having been exercised or payment having been made in respect of the entire Award) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the Shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option, Stock Appreciation Right or other Award to cover the exercise price or tax withholding, (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the share settlement of the Stock Appreciation Right upon exercise thereof or (iii) shares repurchased by the Company using Option exercise proceeds.

(b) Each Profits Interest Unit issued pursuant to an Award under the Plan shall be treated as a Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 2.1.

(c) 487,500 Shares (or Profits Interest Units) authorized under Section 2.1(a), may only be issued under the Plan subject to the following vesting conditions:

(i) 243,750 of the Shares (or Profits Interest Units) authorized under this Section 2.1(c) shall vest (if at all) at such time as (x) the aggregate volume-weighted average price per Share for any five consecutive trading day period after the Closing Date (as defined in that certain Merger Agreement, dated as of December 13, 2022, between Fifth Wall Acquisition Corp. III, Mobile Infrastructure Corporation, and Queen Merger Corp. I) equals or exceeds $13.00 per Share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), or (y) the Company (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s (or its successor’s) stockholders having the right to exchange their Shares for cash, securities or other property; provided that in the event that the Shares (or Profits Interest Units) subject to this Section 2.1(c)(i) have not vested prior to December 31, 2026, then such Shares (or Profits Interest Units) shall immediately be delivered to the Company for cancellation and for no consideration; and

(ii) 243,750 of the Shares (or Profits Interest Units) authorized under this Section 2.1(c) shall vest (if at all) at such time as (x) the aggregate volume-weighted average price per Share for any five consecutive trading day period after the Closing Date equals or exceeds $16.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), or (y) the Company (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s (or its successor’s) stockholders having the right to exchange their Shares for cash, securities or other property; provided that in the event that the Shares (or Profits Interest Units) subject to this Section 2.1(c)(ii) have not vested prior to December 31, 2028, then such Shares (or Profits Interest Units) shall be delivered to the Company immediately for cancellation and for no consideration;

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Shares issued under this Section 2.1(c) shall not be subject to the second sentence of Section 2.1(a).

2.2. Fiscal Year Award Limit – Non-Employee Director. Subject to the overall limitations of Section 2.1 above, during any Fiscal Year, the sum of any cash compensation and the grant date Fair Market Value of all awards granted under the Plan to a Non-Employee Director may not exceed the amount equal to $750,000.

2.3 Maximum Number of Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued number of Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board, but no less than the number of Shares subject to outstanding Awards.

2.4. Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

2.5. Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards shall vest no earlier than the one (1) year anniversary of the date on which the Award is granted; provided, that the foregoing minimum one (1) year vesting requirement does not apply to (i) Awards granted to Non-Employee Directors that vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual stockholders’ meeting, (ii) Awards that are assumed, converted, or substituted under the Plan as a result of the Company’s or an Affiliate’s acquisition of another company (including by way of merger, combination or similar transaction), (iii) Shares delivered in lieu of fully vested cash incentive awards, and (iv) any Awards the Administrator may grant, up to a maximum of five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 2.1 (subject to adjustment under the Plan); and, provided, further, that the foregoing one (1) year restriction does not apply to accelerated vesting of an Award in case of death or disability pursuant to the terms of an Award Agreement or otherwise, and provided, further, that the foregoing one (1) year restriction does not apply to any accelerated vesting of Awards under the terms of the Plan.

ARTICLE 3.

GRANTING OF AWARDS

3.1. Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

3.2. Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

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3.4. At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

3.5. Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Affiliate operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded, or any other applicable law.

3.6. Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 4.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE AWARDS.

4.1. Purpose. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals.

4.2. Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

4.3. Procedures with Respect to Performance Awards. Following the completion of each Performance Period, the Administrator shall certify whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

4.4. Payment of Performance Awards. Unless otherwise provided in the applicable Program or Award Agreement, the holder of an Award that is intended to qualify as Performance Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

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ARTICLE 5.

GRANTING OF OPTIONS

5.1. Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value per share shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

5.3. Option Exercise Price. Except as may otherwise be determined by the Board, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.4. Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, may extend the time period during which vested Options may be exercised in connection with any Termination of Service of the Participant and may amend any other term or condition of such Option relating to such a Termination of Service.

5.5. Option Vesting.

(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

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5.6. Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the terms of the Substitute Award do not result in a deemed grant of a new stock right or a change in the form of payment under Section 409A of the Code or a modification of the old Option pursuant to Section 424 of the Code.

5.7. Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 6.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Chief Financial Officer of the Company, or such other person or entity designated by the Administrator, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2 hereof.

6.3. Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 7.

RESTRICTED SHARES

7.1. Award of Restricted Shares.

(a) The Administrator is authorized to grant Restricted Shares to Eligible Individuals and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

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(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Shares to the extent required by applicable law.

7.2. Rights as Stockholders. Subject to Section 7.4 hereof, upon issuance of Restricted Share, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3 hereof.

7.3. Restrictions. All Restricted Shares (including any shares received by Participants thereof with respect to Restricted Shares as a result of stock distributions or dividends, share splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, the Company’s or its Affiliates’ performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

7.4. Repurchase or Forfeiture of Restricted Shares. If no price was paid by the Participant for the Restricted Shares, upon a Termination of Service or failure to satisfy vesting requirements, the Participant’s rights in any unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Shares, upon a Termination of Service or failure to satisfy vesting requirements, the Company shall have the right to repurchase from the Participant the unvested Restricted Shares at a cash price per share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement, disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5. Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 8.

PERFORMANCE AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS;

RESTRICTED SHARE UNITS; PERFORMANCE SHARES; OTHER INCENTIVE

AWARDS; PROFITS INTEREST UNITS

8.1. Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

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(b) Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 4 hereof.

8.2. Dividend Equivalents.

(a) Subject to Section 8.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Shares. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

(c) Dividends and Dividend Equivalents (i) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the Award, or (ii) will be credited to an account for the Participant and accumulated without interest until the date upon which the Award becomes vested (and any such dividends or Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company or cancelled without further consideration or any act or action by the Participant); and except in the case of Performance Awards, will be paid or distributed to the Participant as accrued no later than the fifteenth (15th) day of the third (3rd) month following the first (1st) calendar year in which the Participant’s right to such dividends and Dividend Equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. Notwithstanding the foregoing, in no event shall Dividend Equivalents with respect to a Performance Award be paid or distributed until the Performance Goals of the Performance Award are met, and thereafter shall be paid or distributed no later than the fifteenth (15th) day of the third (3rd) month following the first calendar year in which the Participant’s right to such dividends and Dividend Equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested.

8.3. Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4. Restricted Share Units. The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number and terms and conditions of Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Share Unit.

8.5. Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

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8.6. Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

8.7. Profits Interest Units (Including LTIP Units and Performance Units). The Administrator is authorized to grant Profits Interest Units (including LTIP Units and Performance Units) in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the LLC (a) in the Participant’s capacity as a member of the LLC, (b) in anticipation of the Participant becoming a member of the LLC or (c) as otherwise determined by the Administrator, provided that the Profits Interest Units would constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

8.8. Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares, Profits Interest Units or a combination thereof.

8.9. Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 8, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

8.10. Exercise upon Termination of Service. Awards described in this Article 8 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9.

STOCK APPRECIATION RIGHTS

9.1. Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 9.1(c) hereof or as determined by the Board, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

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(c) Notwithstanding the foregoing provisions of Section 9.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the terms of the Substitute Award do not result in a deemed grant of a new right to Shares, a change in the form of payment under Section 409A of the Code or a modification of the Stock Appreciation Right pursuant to Section 424 of the Code.

9.2. Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

9.3. Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 9.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

9.4. Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant and any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

9.5. Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

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ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1. Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) except in the case of an Incentive Stock Option, by delivery of a notice of “net exercise” or “net settlement” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value of the Shares on the date of exercise, or (e) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2. Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected or agreed, allow a Participant to satisfy such obligations by any payment means described in Section 10.1 above, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless or net Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3. Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised or the Shares underlying such Award have been issued and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

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(b) Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a “community property” state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

10.4. Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries representing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may instruct that legends be placed on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

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(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be rounded up or down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates representing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator).

10.6. Prohibition on Repricing. Subject to Article 12 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its exercise price per share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares or (iii) cause, in any manner, an Option or Stock Appreciation Right to be deemed modified or extended within the meaning of Sections 409A, 422 or 424 of the Code. Subject to Article 12 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the exercise price, grant price or purchase price per share or to cancel and replace an Award with the grant of an Award having an exercise price, grant price or purchase price per share that is greater than or equal to the exercise price, grant price or purchase price per share of the original Award.

ARTICLE 11.

ADMINISTRATION

11.1. Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2. Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.1 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time-to-time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

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11.3. Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee or as required by law, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the Committee’s charter, or the Company’s charter or its bylaws, in which case such greater proportion of members of the Committee shall be required to consent. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4. Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5. Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

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11.6. Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time-to-time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2 hereof, (a) increase the Share Limit, (b) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof. Except as provided in this Section 12.1, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

12.2. Changes in Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares of stock, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

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(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) To provide that such Award shall be exercisable, payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit). The adjustments provided under this Section 12.2(c) shall be nondiscretionary to the Participant and shall be final and binding on the affected Participant and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award may be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 12.2(d), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each Share subject to the Award or into which the Award is convertible immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each Share subject to such Award or into which the Award is convertible, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control.

(e) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 12.2(d) hereof, each such non-assumed/substituted Award may, in the sole discretion of the Administrator, become fully vested and, as applicable, exercisable and may be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards may lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise price, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(e) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

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(f) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g) No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Shares, the securities of any Affiliate or the rights thereof, or which are convertible into or exchangeable for Shares, or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i) No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(j) In the event of any pending stock dividend, stock split, combination or exchange of shares of stock, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Shares, including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

12.3. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded under the Plan following the Board’s adoption of the Plan and subject to the terms and conditions of the Prior Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan receives stockholder approval. Awards granted from and after stockholder approval of the Plan will be subject to the terms and conditions of the Plan. If the Plan is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Prior Plan shall continue on its existing terms and conditions and the Plan shall be of no force or effect.

12.4. No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6. Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

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12.7. Grant of Awards to Certain Employees or Consultants. The Company, the LLC or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities and/or payment therefore may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Shares or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and its Affiliates remain at arm’s-length.

12.8. REIT Status. If and as of the date as of which the Company qualifies as a REIT, this Section 12.8 shall apply. Prior to such date, this Section 12.8 shall be inapplicable. The Plan shall be interpreted and construed in a manner consistent with the Company’s intended qualification for taxation as a REIT. No Award shall be granted or awarded and, with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a) to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Common Share Ownership Limit, Excepted Holder Limit or the Aggregate Share Ownership Limit (each as defined in the Company’s charter, as amended from time to time); or

(b) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such award could impair the Company’s qualification for taxation as a REIT.

12.9. Effect of Plan upon Other Compensation Plans or Outstanding Equity Awards. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options or other rights or awards outside the Plan in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.10. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and Profits Interest Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.11. Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.12. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

12.13. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

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12.14. No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

12.15. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.16. Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by them in satisfaction of judgment in such action, suit or proceeding against them; provided, however, that they give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.17. Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.18. Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.19. Clawback Policy. Awards, including any Shares subject to or issued under an Award or the value received pursuant to an Award, as appropriate, notwithstanding any contrary provision of the Plan, shall be recovered, recouped, clawed back and/or forfeited pursuant to any clawback policy adopted by the Company from time to time. By entering into an Awards Agreement or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 12.19, and acknowledges and agrees that the provisions of this Section 12.19 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the Administrator on a retroactive basis regardless of the Participant’s employment or service status with the Company at the time of such recovery, recoupment, clawback or other action by the Administrator. Notwithstanding anything contained in the Plan to the contrary, the Administrator, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by the Company, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to recovery, clawback, forfeiture, and reduction to the extent determined by the Administrator as necessary to comply with applicable law.

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Exhibit B

Non-GAAP Reconciliation

Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

The following table presents our NOI as well as a reconciliation of NOI to Net Loss, the most directly comparable financial measure under the U.S. generally accepted accounting principles (“U.S. GAAP”) reported in our consolidated financial statements, for the years ended December 31, 2025 and 2024 (dollars in thousands):

	For the Year Ended December 31,
	2025	2024	%
Revenues
Managed property revenue	28,619	27,848
Base rental income	5,394	6,195
Percentage rental income	1,062	2,965
Total revenues	35,075	37,008	(5.2)%
Operating expenses
Property taxes	6,988	7,256
Property operating expense	7,367	7,119
Net Operating Income	$20,720	$22,633	(8.5)%

Reconciliation
Net loss	(23,714)	(8,381)
Loss on extinguishment of debt	2,600	—
Loss (gain) on sale of real estate	124	(2,651)
Other income, net	(256)	(434)
Change in fair value of Earn-Out liability	(935)	(844)
Interest expense, net	19,039	13,830
Depreciation and amortization	10,577	8,403
General and administrative	7,969	10,794
Professional fees	1,554	1,759
Impairment	3,762	157
Net Operating Income	$20,720	$22,633

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Adjusted EBITDA and Adjusted EBITDA Plus

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) reflects net income (loss) excluding the impact of the following items: interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. Adjusted EBITDA also excludes certain recurring and non-recurring items including, but not limited to equity-based compensation expense, non-cash changes in fair value of the Earn-Out Liability, gains or losses from sale of real estate assets, impairment write-downs of depreciable property, and Other Income, Net.

The use of Adjusted EBITDA facilitates comparison with results from other companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA also excludes depreciation and amortization expense because differences in types, use, and costs of assets can result in considerable variability in depreciation and amortization expense among companies. The Company excludes equity-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted. The Company uses Adjusted EBITDA as a measure of operating performance which allows for comparison of earnings and evaluation of debt leverage and fixed cost coverage. Adjusted EBITDA should be considered along with, but not as an alternative to, net income (loss), cash flow from operations or any other operating U.S. GAAP measure.

Adjusted EBITIDA Plus, reflects Adjusted EBITDA, plus a one-time addback of interest income from notes receivable (“Adjusted EBITDA Plus”).

The following table presents our calculation of Adjusted EBITDA for the years ended December 31, 2025 and 2024 and Adjusted EBITDA Plus for the year ended December 31, 2024 (dollars in thousands):

	For the Year Ended December 31,
	2025	2024

Reconciliation of Net Loss to Adjusted EBITDA Attributable to the Company
Net loss	$(23,714)	$(8,381)
Interest expense, net	19,039	13,830
Depreciation and amortization	10,577	8,403
Impairment	3,762	157
Change in fair value of Earn-Out liability	(935)	(844)
Other income, net	(256)	(434)
Loss on extinguishment of debt	2,600	—
Loss (gain) on sale of real estate	124	(2,651)
Equity-based compensation	3,136	5,719
Adjusted EBITDA Attributable to the Company	$14,333	$15,799
Interest Income	—	423
Adjusted EBITDA PLUS Attributable to the Company	—	$16,222

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MOBILE INFRASTRUCTURE CORPORATION
30 WEST 4TH STREET
CINCINNATI, OH 45202

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MOBILE INFRASTRUCTURE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephanie Hogue
02) Manuel Chavez, III
03) David Garfinkle
04) Danica Holley
05) Damon Jones
06) Jeffrey B. Osher

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V95841-P50462

Mobile Infrastructure Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Mobile Infrastructure Corporation, a Maryland corporation, hereby appoint(s) Stephanie Hogue and Manuel Chavez, III, or either of them, as proxies, each with the power to appoint (her/his) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mobile Infrastructure Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on June 18, 2026 via live webcast at www.virtualshareholdermeeting.com/BEEP2026, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE